UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Ensco plc

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Ensco plc 6 Chesterfield Gardens London, W1J 5BQ Phone: +44 (0) 20 7659 4660 www.enscoplc.com

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On 24 May 2011

The Annual General Meeting of Shareholders of Ensco plc (the “Meeting”) will be held at the registered office and headquarters of Ensco plc, 6 Chesterfield Gardens, 3rd Floor, London, W1J 5BQ, United Kingdom, at 08:00 a.m. London time (03:00 a.m. New York City time), on Tuesday, 24 May 2011 for the following purposes:

1.	To consider and vote on an ordinary resolution to re-elect J. Roderick Clark as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.

2.	To consider and vote on an ordinary resolution to re-elect Daniel W. Rabun as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.

3.	To consider and vote on an ordinary resolution to re-elect Keith O. Rattie as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.

4.	To consider and vote on an ordinary resolution to ratify the Audit Committee’s appointment of KPMG LLP as our U.S. independent registered public accounting firm for 2011.

5.	To consider and vote on an ordinary resolution to re-appoint KPMG Audit Plc as our U.K. statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company).

6.	To consider and vote on an ordinary resolution to authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration.

7.	To consider and vote on the following special resolution regarding the payment of certain prior dividends to shareholders in order to rectify technical non-compliance with the U.K. Companies Act 2006: that the entry in the U.K. statutory accounts of Ensco plc for the year ended 31 December 2010 whereby distributable profits of Ensco plc have been appropriated to the payment of the dividends of $0.35 per outstanding Class A ordinary share paid on each of 18 June 2010, 17 September 2010 and 17 December 2010 to shareholders of record on 7 June 2010, 6 September 2010 and 6 December 2010, respectively (for the purposes of this resolution and resolutions 8 and 9 below, the “Historic Dividends”), be and is hereby ratified and confirmed.

8.	To consider and vote on the following special resolution regarding the payment of Historic Dividends to shareholders: that any and all claims which Ensco plc may have in respect of the payment of the Historic Dividends against all shareholders of record (or the holders of American depositary shares representing Class A ordinary shares held by such shareholders) on the relevant record dates for the Historic Dividends be released with effect from the dates of payment of the respective Historic Dividends and Ensco plc, its directors and officers be authorized to prepare and cause Ensco plc to enter into a deed of release with respect to such claims in the form of the deed produced to the Meeting and signed by the Chairman for the purposes of identification, and any distribution involved in the giving of any such release in relation to the Historic Dividends be made out of the distributable profits appropriated to the Historic Dividends by reference to a record date identical to the respective record dates for the Historic Dividends.

9.	To consider and vote on the following special resolution regarding the payment of Historic Dividends to shareholders: that any and all claims which Ensco plc may have against all directors of Ensco plc (both past and present) with respect to the payment of the Historic Dividends be released and that Ensco plc, its directors and officers be authorized to prepare and cause Ensco plc to enter into a deed of release with respect to such claims in the form of the deed produced to the Meeting and signed by the Chairman for the purposes of identification.

10.	To cast a non-binding advisory vote to approve the compensation of our named executive officers.

11.	To cast a non-binding advisory vote on the frequency of the non-binding advisory shareholder votes on compensation of our named executive officers.

Resolutions in proposal 1 through 6 will be proposed as ordinary resolutions which means that, assuming a quorum is present, each resolution considered in proposals 1 through 6 will be approved if a majority of the votes cast for or against a resolution are cast in favor of the resolution. The resolutions in proposals 7 through 9 regarding the payment of Historic Dividends to shareholders will be proposed as special resolutions, which means that, assuming a quorum is present, each resolution considered in proposals 7 through 9 will be approved if 75% or more of the votes cast for or against a resolution are cast in favor of the resolution. With respect to the non-binding advisory votes in proposal 10 regarding the compensation of our named executive officers and in proposal 11 regarding the frequency of such non-binding advisory votes (every year, every two years or every three years), the results of the votes will not require the Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through their advisory votes and other communications. The Board of Directors will carefully consider the outcome of the advisory votes.

During the Meeting, our Board of Directors will lay before the Company our U.K. statutory accounts, the U.K. statutory directors’ report, and the auditors’ report for the financial year ended 31 December 2010, and will provide an opportunity for shareholders to raise questions in relation to the accounts and reports.

Shareholders of record as of the close of business in London on 31 March 2011 are entitled to receive notice of, attend and vote at the Meeting or, subject to our Articles of Association, any adjournment or postponement of the Meeting. A list of all shareholders of record entitled to vote at the Meeting is on file at our executive offices, 6 Chesterfield Gardens, London, W1J 5BQ, United Kingdom, and will be available for inspection at the Meeting. Changes to entries on the register after this time will be disregarded in determining the rights of any person to attend or vote at the Meeting. In accordance with provisions in the Companies Act 2006 and in accordance with our Articles of Association, a shareholder of record is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend and to speak and vote at the Meeting and to appoint more than one proxy in relation to the Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or her). Such proxy need not be a shareholder of record.

In accordance with the rules of the Securities and Exchange Commission that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our Proxy Statement and our 2010 Annual Report to holders of our American depositary shares. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet.

The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our Proxy Statement, our 2010 Annual Report and a form of proxy card or voting instruction card. All shareholders and holders of our American depositary shares (“ADSs”) who do not receive a Notice of Internet Availability of Proxy Materials will receive the proxy materials via mail or e-mail. We believe this process will allow us to provide our shareholders the information they need in a more timely manner, while lowering the costs of printing and delivering the proxy materials.

If you received a proxy card or voting instruction card by mail, you may submit your proxy or voting instructions by completing, signing, dating and returning your proxy card or voting instruction card in the envelope provided. Holders of record and “street name” holders of our ADSs may also instruct the ADS depositary c/o Broadridge how to vote by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com by following the instructions shown on the voting instruction card. Any shareholder of record attending the Meeting may vote in person. If you have returned a proxy card or voting instruction card or otherwise voted, you may revoke prior instructions and cast your vote by following the procedures described in the Proxy Statement.

For holders of record of and “street name” holders of our ADSs, voting instructions must be received by the ADS depositary at Vote Processing c/o Broadridge, St. Mercedes Way, Edgewood, NY 11717 by

23:59 New York City time on 15 May 2011 for employees and directors holding shares in our benefit plans, and on 18 May 2011 for all other holders.

Please review the Proxy Statement accompanying this notice for more complete information regarding the Meeting.

By Order of the Board of Directors,

Cary A. Moomjian, Jr.

Vice President, General Counsel and Secretary

4 April 2011

YOUR VOTE IS IMPORTANT. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS INCLUDED WITH THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD OR VOTING INSTRUCTION CARD INCLUDED WITH THE PROXY MATERIALS.

PROXY STATEMENT FOR THE

ANNUAL GENERAL MEETING OF SHAREHOLDERS

OF ENSCO PLC

TO BE HELD ON TUESDAY, 24 MAY 2011

This Proxy Statement, the 2010 Annual Report to Shareholders of Ensco plc (“Ensco” or the “Company”) and a proxy card or voting instruction card are first being sent or distributed to shareholders on or about 11 April 2011. Our Board of Directors (“Board”) is soliciting your proxy or voting instructions to vote your shares at the Annual General Meeting of Shareholders to be held at the registered office and headquarters of Ensco plc, 6 Chesterfield Gardens, 3rd Floor, London, W1J 5BQ, United Kingdom, on Tuesday, 24 May 2011 at 08:00 a.m. London time (03:00 a.m. New York City time) (the “Meeting”), and any adjourned sessions of the Meeting. Our Board is soliciting your proxy or voting instructions to give all shareholders entitled to vote the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides information on these matters to assist you in voting your shares.

On 23 December 2009, we completed the reorganization of the corporate structure of the group of companies controlled by our predecessor, ENSCO International Incorporated (“Ensco Delaware”), pursuant to which an indirect, wholly-owned subsidiary merged with Ensco Delaware, and Ensco plc became our publicly-held parent company. We refer to this transaction as the redomestication. In connection with the redomestication, each issued and outstanding share of common stock of Ensco Delaware was converted into the right to receive one American depositary share, each representing one Class A ordinary share, par value U.S. $0.10 per share, of Ensco plc (NYSE: ESV). Unless the context indicates otherwise, in this Proxy Statement we refer to an American depositary share as an “ADS” or a “share.” The ADSs were issued pursuant to a deposit agreement with Citibank, N.A., (“Citibank”) acting as depositary of our Class A ordinary shares and, as of the date of this Proxy Statement, the sole shareholder of record of Ensco plc. Our ADSs trade on the New York Stock Exchange under the symbol “ESV,” the symbol for Ensco Delaware common stock before the redomestication.

On 6 February 2011, Ensco plc entered into an agreement and plan of merger with Pride International, Inc. (NYSE: PDE), referred to as Pride, Ensco Delaware, and ENSCO Ventures LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Ensco, referred to as Merger Sub. Pursuant to the merger agreement, Merger Sub will merge with and into Pride, with Pride as the surviving entity and an indirect, wholly-owned subsidiary of Ensco. If the merger is completed, with exceptions for certain U.K. residents, for each share of Pride common stock, Ensco will issue and deliver to Pride stockholders 0.4778 ADSs and will pay $15.60 in cash. Under certain circumstances, U.K. residents may receive all cash consideration as a result of compliance with legal requirements. Based on the closing price of $54.41 per Ensco ADS on 4 February 2011, the last trading day before the public announcement of the execution and delivery of the merger agreement by Ensco and Pride, the aggregate value of the merger consideration to be received by Pride stockholders was estimated to be approximately $7.7 billion. This merger consideration consists of approximately $2.9 billion to be paid in cash and approximately $4.8 billion to be paid through the issuance of approximately 88 million Ensco ADSs based on the number of outstanding shares of Pride common stock, assuming all Pride stock option awards are exercised prior to or contemporaneously with the completion of the merger. The market value of the merger consideration ultimately received by Pride stockholders will depend on the closing price of Ensco ADSs on the day that the merger is consummated.

The merger agreement and the merger have been approved by the respective boards of directors of Ensco and Pride. Consummation of the merger is subject to the approval of our shareholders and the stockholders of Pride, regulatory approvals and the satisfaction or waiver of various other conditions as more fully described in the merger agreement. Subject to timely receipt of required approvals, it is anticipated that the closing of the merger will occur in the second quarter of 2011.

Under the terms of the merger agreement, the directors and executive officers of Ensco prior to the merger will continue as the directors and executive officers of Ensco immediately after the merger, except that the merger agreement provides that we shall take such actions as are necessary to expand the size of our Board and to appoint two non-employee members of the current Pride board of directors designated by Pride and reasonably acceptable to us to fill such vacancies effective as of the effective time of the merger. Pride has not yet formally determined which of its current directors will be its designees on our Board as of the date of this proxy statement. Following determination and designation of such designees by Pride, our Nominating, Governance and Compensation Committee will review the independence and qualifications of such candidates in accordance with our Corporate Governance Policy and make a recommendation to our Board. Assuming a favorable recommendation, our Board will increase its size from eight to ten directors as of the effective time of the merger and will appoint the Pride designees to the newly-created vacancies in such classes of directors as our Board may determine and provide that such directors shall stand for election for the remaining portion of the term of office for such classes at the next annual general meeting of shareholders for which a notice of the meeting has not been sent at the time of appointment.

In addition, it is currently expected that certain executive officers of Pride will become members of our executive management team following the merger. As of the date of this proxy statement, it has not been determined which executive officers of Pride will join our executive management team, or what positions such executive officers will hold following the merger.

In connection with the proposed acquisition of Pride, we have filed a registration statement including a preliminary joint proxy statement/prospectus of Ensco and Pride with the SEC. You are advised to carefully read the registration statement and joint proxy statement/prospectus (including all amendments and supplements to it) because it contains important information about the contemplated transaction, the parties to the transaction and the risks associated with the transaction. A definitive joint proxy statement/prospectus will be sent to our shareholders seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when available) and other relevant documents filed by Ensco and Pride with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties may also obtain, without charge, a copy of the definitive joint proxy statement/prospectus (when available) and other relevant documents by directing a request by mail or telephone to our proxy solicitor as follows:

D.F. King Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Shareholders Call Toll-Free at:

1-800-859-8509

Banks and Brokers Call Collect at:

1-212-269-5550

Email: ensco@dfking.com

ABOUT THE MEETING

Who is qualified to vote?

You are qualified to receive notice of, attend and vote at the Meeting if you owned Class A ordinary shares at the close of business in London on 31 March 2011, the record date for the Meeting. If you own ADSs representing Class A ordinary shares at the close of business in New York City on such date, whether directly or in “street name,” as described below, you are entitled to instruct the depositary for our ADSs on how to vote the Class A ordinary shares represented by your ADSs, which for purposes of this Proxy Statement we refer to as voting your shares.

What is a proxy card and a voting instruction card?

A proxy is a legal designation of another person to vote Class A ordinary shares on his or her behalf. Under the terms of the deposit agreement, a voting instruction card is used by a holder of ADSs to instruct the depositary on how to vote Class A ordinary shares, either directly or by proxy on his or her behalf at the Meeting. By completing and returning the proxy card or voting instruction card included with the proxy materials or otherwise voting in accordance with the instructions provided in this Proxy Statement, you are giving, or instructing the depositary to give, the persons designated by our Board and identified on the proxy card the authority to vote your shares in the manner you indicate. A shareholder of record may appoint any person as his or her proxy in accordance with the Companies Act 2006 and our Articles of Association.

How many shares may vote at the Meeting?

As of 31 March 2011, there were 143,453,489 Class A ordinary shares (represented by ADSs) in issue and entitled to vote. Each Class A ordinary share is entitled to one vote on each resolution proposed at the Meeting.

What is the difference between a “shareholder of record,” a “holder of record of ADSs” and a “street name” holder?

These terms describe how your shares are held. Holders of Class A ordinary shares registered directly in the holder’s name with Computershare Investor Services PLC, our share registrar, are referred to as “shareholders of record.” Citibank, N.A. (London Branch) (or its nominee), is the registered holder of all outstanding Class A ordinary shares as of the date of this Proxy Statement.

As described above, Citibank has issued ADSs, each representing one Class A ordinary share, pursuant to the terms and conditions of the deposit agreement among Citibank, the Company and the holders of ADSs. If you hold your ADSs directly and your name appears on the register of the depositary, you are referred to as a “holder of record of ADSs,” and Citibank will, insofar as practicable and permitted under applicable law, the provisions of the deposit agreement and our Articles of Association, vote Class A ordinary shares underlying your ADSs in accordance with your voting instructions, if received in a timely manner.

If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a “street name” holder. Almost all shareholders are “street name” holders of ADSs.

What are my choices when voting?

As a result of the redomestication, we now have majority voting for election of directors in all elections. Under our Articles of Association, when a quorum is present, a nominee seeking election to a directorship shall be elected if a majority of the votes cast for or against are cast in favor of the resolution to re-elect the director. In determining the number of votes cast in respect of any resolution, shares that abstain from voting or not voted will not be treated as votes cast.

You may cast your vote for or against the resolutions considered in proposals 1 through 11 or abstain from voting your shares on one or more of these resolutions. With respect to the non-binding advisory votes in proposal 10 regarding the compensation of our named executive officers and in proposal 11 regarding the frequency of such non-binding advisory votes (every year, every two years or every three years), the results of the votes will not require the Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through their advisory votes and other communications. The Board of Directors will carefully consider the outcome of the advisory votes.

What are our Board’s recommendations on how I should vote my shares?

Our Board recommends that you vote your shares as follows:

Proposal 1—	FOR the ordinary resolution to re-elect J. Roderick Clark as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.

Proposal 2—	FOR the ordinary resolution to re-elect Daniel W. Rabun as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.

Proposal 3—	FOR the ordinary resolution to re-elect Keith O. Rattie as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.

Proposal 4—	FOR the ordinary resolution to ratify the Audit Committee’s appointment of KPMG LLP as our U.S. independent registered public accounting firm for 2011.

Proposal 5—	FOR the ordinary resolution to re-appoint KPMG Audit Plc as our U.K. statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company).

Proposal 6—	FOR the ordinary resolution to authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration.

Proposal 7—	The Board is precluded from making a recommendation with respect to the payment of Historic Dividends to shareholders because of the directors’ interest in the matter as respects the special resolution to ratify and confirm the entry in the U.K. statutory accounts of Ensco plc for the year ended 31 December 2010 whereby the distributable profits of Ensco plc have been appropriated to the payment of the dividends of $0.35 per outstanding Class A ordinary share paid on each of 18 June 2010, 17 September 2010 and 17 December 2010 to shareholders of record on 7 June 2010, 6 September 2010 and 6 December 2010 respectively (the “Historic Dividends”).

Proposal 8—	The Board is precluded from making a recommendation with respect to the payment of Historic Dividends to shareholders because of the directors’ interest in the matter as respects the special resolution to release, with effect from the dates of payment of the respective Historic Dividends, any and all claims that Ensco plc may have with respect to the payment of the Historic Dividends against all shareholders of record (or the holders of American depositary shares representing Class A ordinary shares held by such shareholders) on the relevant record dates for the Historic Dividends, to authorize Ensco plc, its directors and officers to prepare and cause Ensco plc to enter into a deed of release with respect to such claims in the form of the deed produced to the Meeting and signed by the Chairman for the purposes of identification, and to approve any distribution involved in giving such release to be made out of the distributable profits appropriated to the Historic Dividends by reference to a record date identical to the respective record dates for the Historic Dividends.

Proposal 9—	The Board is precluded from making a recommendation with respect to the payment of Historic Dividends to shareholders because of the directors’ interest in the matter as respects the special resolution to release any and all claims that Ensco plc may have with respect to the payment of the Historic Dividends against all directors of Ensco plc (both past and present) and to authorize Ensco plc, its directors and officers to prepare and cause Ensco plc to enter into a deed of release with respect to such claims in the form of the deed produced to the Meeting and signed by the Chairman for the purposes of identification.

Proposal 10—	FOR the approval of a non-binding advisory vote to approve the compensation of our named executive officers.

Proposal 11—	For conducting a non-binding advisory vote on the compensation of our named executive officers every year.

How will my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card or voting instruction card appointing the persons designated by the Board as your proxies without indicating how you want your shares to be voted, your shares will be voted by the proxies as follows:

Proposal 1—	FOR the ordinary resolution to re-elect J. Roderick Clark as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.

Proposal 2—	FOR the ordinary resolution to re-elect Daniel W. Rabun as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.

Proposal 3—	FOR the ordinary resolution to re-elect Keith O. Rattie as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.

Proposal 4—	FOR the ordinary resolution to ratify the Audit Committee’s appointment of KPMG LLP as our U.S. independent registered public accounting firm for 2011.

Proposal 5—	FOR the ordinary resolution to re-appoint KPMG Audit Plc as our U.K. statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company).

Proposal 6—	FOR the ordinary resolution to authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration.

Proposal 7—	FOR the special resolution regarding the payment of Historic Dividends to shareholders to ratify and confirm the entry in the U.K. statutory accounts of Ensco plc for the year ended 31 December 2010 whereby the distributable profits of Ensco plc have been appropriated to the payment of the Historic Dividends.

Proposal 8—	FOR the special resolution regarding the payment of Historic Dividends to shareholders to release, with effect from the dates of payment of the respective Historic Dividends, any and all claims that Ensco plc may have with respect to the payment of the Historic Dividends against all shareholders of record (or the holders of American depositary shares representing Class A ordinary shares held by such shareholders) on the relevant record dates for the Historic Dividends, to authorize Ensco plc, its directors and officers to prepare and cause Ensco plc to enter into a deed of release with respect to such claims in the form of the deed produced to the Meeting and signed by the Chairman for the purposes of identification, and to approve any distribution involved in giving such release to be made out of the distributable profits appropriated to the Historic Dividends by reference to a record date identical to the respective record dates for the Historic Dividends.

Proposal 9—	FOR the special resolution regarding the payment of Historic Dividends to shareholders to release any and all claims that Ensco plc may have with respect to the payment of the Historic Dividends against all directors of Ensco plc (both past and present) and to authorize Ensco plc, its directors and officers to prepare and cause Ensco plc to enter into a deed of release with respect to such claims in the form of the deed produced to the Meeting and signed by the Chairman for the purposes of identification.

Proposal 10—	FOR the approval of a non-binding advisory vote to approve the compensation of our named executive officers.

Proposal 11—	For conducting a non-binding advisory vote on the compensation of our named executive officers every year.

How are abstentions and broker non-votes treated? How will they be counted for quorum purposes?

In determining the number of votes cast, shares abstaining from voting or not voted on a resolution will not be treated as votes cast. However, abstentions and broker non-votes will be deemed as “present” at the Meeting and counted for quorum purposes, but will have no effect on any of the resolutions. For purposes of the Meeting, the shareholders present in person or by proxy who represent at least a majority of our Class A ordinary shares (represented by ADSs) entitled to vote at the Meeting will constitute a quorum.

If a broker holds your shares, you may have received a Notice of Internet Availability of Proxy Materials, proxy materials via e-mail or this Proxy Statement together with a voting instruction card from your broker. It is important that you vote your shares as instructed.

Rules of the New York Stock Exchange (“NYSE”) determine whether resolutions presented at shareholder meetings are “discretionary” or “non-discretionary” with respect to broker voting. If a resolution is discretionary, a broker may vote on the resolution without voting instructions from the owner. Under the rules of the NYSE, the resolutions to ratify the appointment of KPMG LLP as our U.S. independent registered public accounting firm for 2011, to re-appoint KPMG Audit Plc as our U.K. statutory auditors under Companies Act 2006 and to authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration are considered “discretionary.” This means that brokers may vote on these matters in their discretion on behalf of beneficial owners who have not voted their shares.

However, all other proposals, including the resolutions to re-elect directors, act in respect of the Historic Dividends paid to shareholders, and to submit advisory votes on the compensation of our named executive officers and the frequency of the advisory vote on the compensation of our named executive officers, are considered non-routine matters that are considered “non-discretionary” under the NYSE rules governing broker votes. With respect to these proposals, your broker must receive voting instructions from you as it does not have discretionary voting power.

What vote is required to approve each proposal?

We intend to present resolutions in proposals 1 through 9 and the non-binding advisory votes in proposals 10 and 11 for shareholder consideration and voting at the Meeting. All resolutions in proposals 1 through 6 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each resolution will be approved if a majority of the votes cast for or against are cast in favor of the resolution. The resolutions in proposals 7 through 9 regarding the payment of Historic Dividends to shareholders will be proposed as special resolutions, which means that, assuming a quorum is present, each resolution considered in proposals 7 through 9 will be approved if 75% or more of the votes cast for or against a resolution are cast in favor of the resolution.

With respect to the non-binding advisory votes in proposal 10 regarding the compensation of our named executive officers and in proposal 11 regarding the frequency of such non-binding advisory votes (every year, every two years or every three years), the results of the votes will not require the Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through their advisory votes and other communications. The Board of Directors will carefully consider the outcome of the advisory votes.

Who will count the votes?

Broadridge Financial Solutions, Inc. will count the votes and submit them to our inspectors of election. The inspectors of election will be present at the Meeting.

Who pays the cost of this proxy solicitation?

We pay the costs of soliciting proxies. Upon request, we will reimburse brokers, banks, trusts and other nominees for reasonable expenses incurred by them in forwarding the proxy materials to owners of shares.

Is this Proxy Statement the only way that proxies are being solicited?

In addition to distributing these proxy materials, a third-party proxy solicitation firm may be hired to solicit proxies and certain of our directors, officers or employees may solicit proxies by telephone, facsimile, e-mail or personal contact. Only a third-party proxy solicitation firm will be compensated.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are following the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we have sent a Notice of Internet Availability of Proxy Materials to most of our shareholders. Instructions on how to access the proxy materials and vote over the Internet may be found in that Notice.

Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

In respect of holders of record of ADSs and street name holders, if you elected to receive proxy materials by mail or e-mail for any of your holdings in the past, you were automatically enrolled using the same process for all of your holdings this year. If you would like to change the method of delivery, please follow the instructions shown below under “Can I choose the method in which I receive future proxy materials?”.

Why did I receive more than one proxy card or voting instruction card?

You may receive multiple proxy cards or voting instruction cards if you hold shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. You should vote on and sign, date and return each proxy card or voting instruction card you receive.

How can I access the proxy materials over the Internet?

Pursuant to rules adopted by the SEC, we provide shareholders access to our proxy materials for the Meeting over the Internet. The proxy materials for the 2011 Meeting are available at www.proxyvote.com. To access these materials and to vote, follow the instructions shown on the proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials.

Can I get paper copies of the proxy materials?

You may request paper copies of the proxy materials, including our 2010 Annual Report, by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted at www.proxyvote.com.

Can I choose the method in which I receive future proxy materials?

There are three methods in which holders of record of ADSs and “street name” holders of ADSs may receive future proxy materials or notice thereof:

•	Notice and Access—Currently, the Company furnishes proxy materials over the Internet and mails a Notice of Internet Availability of Proxy Materials to most shareholders.

•

E-mail—If you would like to have earlier access to future proxy materials and reduce the costs incurred in printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you via e-mail. If you request future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials via e-mail will remain in effect until you terminate it. If you wish to receive all future materials electronically, please visit www.investordelivery.com to enroll or, if voting electronically at www.proxyvote.com, follow the instructions to enroll for electronic delivery after you vote.

•

Mail—You may request distribution of paper copies of future proxy materials by mail by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. If voting electronically at www.proxyvote.com, follow the instructions to enroll for paper copies by mail after you vote.

Shareholders of record will only receive paper copies of our proxy materials.

How do I vote my shares?

If you are a “shareholder of record” of our Class A ordinary shares, which as of the date of this Proxy Statement is only Citibank as ADS depositary, you may vote your shares in person at the Meeting (any resolution put to vote at an annual general meeting shall be decided on a poll) or, in accordance with provisions of the Companies Act 2006 and in accordance with our Articles of Association, you are entitled to appoint another person as your proxy to exercise all or any of your rights to attend and to speak and vote at the Meeting and to appoint more than one proxy in relation to the Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by you). Such proxy need not be a shareholder of record.

If you are a “holder of record of ADSs,” your name will appear on the register of Citibank as the depositary, and Citibank, N.A. (London Branch) (or its nominee), as the registered holder of the Class A ordinary shares underlying your ADSs, will, insofar as practicable and permitted under applicable law, the provisions of the deposit agreement and our Articles of Association, vote the Class A ordinary shares underlying your ADSs in accordance with your voting instructions if received in a timely manner.

If you want the depositary to vote your shares at the Meeting, you may provide your voting instructions to the depositary c/o Broadridge via the Internet, by telephone or by sending in a completed voting instruction card, as described on the voting instruction card:

•	via the Internet at www.proxyvote.com;

•	by telephone by calling 1-800-690-6903; or

•	if you received a paper copy, by mailing in the voting instructions sent to you by the depositary.

Voting instructions must be received by the depositary by 23:59 New York City time on 15 May 2011 for employees and directors holding shares in Ensco benefit plans and on 18 May 2011 (the “ADS voting cutoff time”) for all other holders.

If the depositary timely receives voting instructions that fail to specify the manner in which the depositary is to vote the Class A ordinary shares represented by ADSs, the depositary will vote in favor of the items set forth in such voting instructions. Class A ordinary shares represented by ADSs for which no timely voting instructions are received by the depositary will not be voted.

If you wish to attend the Meeting in person, representatives of the depositary will be present at the Meeting to verify your right to attend, but you may not speak or vote at the Meeting unless you hold a valid proxy from the depositary. Please bring the proxy and proof of your identity to the Meeting.

If you are a “street name” holder of ADSs, your broker, bank, trust or other nominee will arrange to provide materials and instructions for voting your ADSs. If you wish to attend the Meeting, you will need to bring evidence of your share ownership in the form of a currently-dated letter from your broker, bank, trust or other nominee and proof of your identity. On verification of such evidence, you will be admitted to the Meeting at the invitation of the Chairman, but may not speak or vote at the Meeting unless you hold a valid proxy from the depositary.

If you are a current or former Ensco employee who holds ADSs in the Ensco Savings Plan, you will receive voting instructions from the trustee of the plan for ADSs allocated to your account. If you fail to give voting instructions to the trustee, your ADSs will be voted by the trustee in the same proportion and direction as ADSs held by the trustee for which voting instructions were received. To allow sufficient time for voting by the trustee and administrator of the Ensco Savings Plan, your voting instructions for ADSs held in the plan must be received by 23:59 New York City time on 15 May 2011.

Can I vote my shares by completing and returning the Notice of Internet Availability of Proxy Materials?

No, the Notice of Internet Availability of Proxy Materials will instruct you on how to vote.

Can I vote my shares in person at the Meeting?

If you are a “shareholder of record” of our Class A ordinary shares, you may speak and vote your shares in person at the Meeting.

If you are a holder of record of ADSs, you must obtain a proxy from the depositary for the ADSs, giving you the right to speak and vote the shares at the Meeting. Please bring the proxy card and proof of your identity to the Meeting.

If you hold ADSs in “street name,” your broker, bank, trust or other nominee must obtain a proxy from the depositary giving you the right to speak and vote the shares at the Meeting. Please bring evidence of your share ownership in the form of a currently dated letter from your broker, bank, trust or other nominee and proof of your identity.

Can I change my vote?

If you are a shareholder of record, you may revoke your proxy or otherwise change your vote by doing one of the following:

•	sending a written notice of revocation to our Secretary at the address set forth above, which must be received prior to the Meeting, stating that you would like to revoke your proxy;

•

by completing, signing and dating another proxy card and returning it by mail in time to be received before the Meeting, or by submitting a later dated proxy by the Internet in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•	by attending the Meeting and voting in person. Simply attending the Meeting without voting will not revoke your proxy or change your vote.

If you are a holder of record of ADSs, you may revoke your voting instructions or otherwise change your vote by doing one of the following:

•	sending a written notice of revocation to the ADS depositary c/o Broadridge that must be received before the ADS voting cutoff time, stating that you revoke your voting instructions;

•

signing and submitting a later-dated voting instruction card that must be received by the ADS depositary c/o Broadridge before the ADS voting cutoff time in accordance with the instructions included in the voting instruction card; or

•	if you voted electronically, by returning to www.proxyvote.com and changing your vote before the ADS voting cutoff time. Follow the same voting process, and your original vote will be superseded.

If you are a beneficial owner of our shares or ADSs and a broker or other nominee holds your shares or ADSs, you can revoke your voting instructions or otherwise change your vote by following the instructions provided by your broker or other nominee before the applicable deadline.

If you have any further questions about voting or attending the Meeting, please contact our proxy solicitor, D.F. King & Co., Inc.; Shareholders Call Toll-Free at: 1-800-859-8509; Banks and Brokers Call Collect at : 1-212-269-5550; Email: ensco@dfking.com.

OWNERSHIP OF VOTING SECURITIES

The following tables show amounts and percentages of our shares owned beneficially as of 31 March 2011 by (i) each person or group known by us to beneficially own more than 5% of our outstanding Class A ordinary shares (the only class of securities outstanding and eligible to vote); (ii) each of our directors and director nominees, including employee directors; (iii) our Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated executive officers identified in the 2010 Summary Compensation Table (the “Named Executive Officers”); and (iv) all of our current directors and executive officers as a group.

Beneficial Ownership Table

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage
Wellington Management Company, LLP	16,962,494	(2)	11.82
280 Congress Street
Boston, MA 02210
FMR, LLC	12,904,656	(3)	9.00
82 Devonshire Street
Boston, MA 02109
AllianceBernstein LP	10,535,399	(4)	7.34
1345 Avenue of the Americas
New York, NY 10105
Greenlight Capital, LLC and other affiliates of David Einhorn	9,011,604	(5)	6.28
140 East 45th Street, 24th Floor
New York, NY 10017
First Pacific Advisors, LLC	8,144,000	(6)	5.68
11400 W. Olympic Blvd., Ste. 1200
Los Angeles, CA 90064

Executive Officers, Directors and Director Nominees:
Daniel W. Rabun	470,772	(7)	—	(12)
Chairman, President and Chief Executive Officer, Director and Director Nominee
James W. Swent III	176,881	(7)	—	(12)
Senior Vice President—Chief Financial Officer
William S. Chadwick, Jr.	303,631	(7)(8)	—	(12)
Executive Vice President and Chief Operating Officer
Patrick Carey Lowe	96,834	(7)	—	(12)
Senior Vice President
John Mark Burns	113,044	(7)(8)	—	(12)
Senior Vice President
Thomas L. Kelly II	51,777	(9)	—	(12)
Director
Paul E. Rowsey, III	43,789	(9)	—	(12)
Director
Gerald W. Haddock	36,578	(9)(10)	—	(12)
Director
Rita M. Rodriguez	30,657	(9)	—	(12)
Director
C. Christopher Gaut	27,245	(9)	—	12)
Director
Keith O. Rattie	19,595	(9)(10)	—	(12)
Director and Director Nominee
J. Roderick Clark	16,995	(9)	—	(12)
Director and Director Nominee
All Directors and executive officers as a Group (20 persons, including those named above)	1,786,138	(11)	1.25

(1)	As of 31 March 2011, there were 143,453,489 shares outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.
(2)	Based on the Schedule 13G filed on 14 February 2011, Wellington Management Company, LLP, in its capacity as investment advisor, may be deemed to be the beneficial owner of 16,962,494 shares, which are held of record by clients of Wellington Management, as of 31 December 2010. Wellington Management reports shared dispositive power over 16,962,494 shares and shared voting power over 12,383,769 shares as of 31 December 2010.
(3)	Based on the Schedule 13G filed on 14 February 2011, FMR, LLC, Edward C. Johnson 3d, Chairman of FMR LLC, and/or certain related parties described in the Schedule 13G may be deemed to be the beneficial owners of 12,904,656 shares as of 31 December 2010. FMR LLC reports sole voting power over 1,823,546 shares, and Edward C. Johnson 3d and FMR LLC each has sole dispositive power over 12,904,656 shares owned by various funds. Fidelity Management & Research Company (including the funds managed by it “Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 11,009,410 shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, each has sole power to dispose of the 11,009,410 shares. Neither FMR LLC nor Edward C. Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by Fidelity, which power resides with the Board of Trustees for each respective fund.
(4)	Based on the Schedule 13G filed on 9 February 2011, AllianceBernstein L.P. may be deemed to be the beneficial owner of 10,535,399 shares as of 31 December 2010 acquired on behalf of client discretionary investment advisory accounts. AllianceBernstein L.P. has sole voting power over 8,609,613 shares and sole dispositive power over 10,530,399 shares. AllianceBernstein L.P. is a majority owned subsidiary of AXA Financial, Inc. and an indirect majority owned subsidiary of AXA SA. AllianceBernstein L.P. may be deemed to share beneficial ownership and dispositive power with AXA Financial, Inc. and AXA SA by virtue of 5,000 shares of common stock acquired on behalf of the general and separate accounts of the affiliated entities for which AllianceBernstein L.P. serves as a subadvisor.
(5)	Based on the Schedule 13G filed on 14 February 2011, Greenlight Capital, LLC and/or other affiliates of David Einhorn described in the Schedule 13G may be deemed to be the beneficial owners of and have shared voting and dispositive power over 9,011,604 shares as of 31 December 2010. David Einhorn is the principal of several affiliated entities and may be deemed to be the beneficial owner of 9,011,604 shares. This number consists of: (A) an aggregate of 3,220,340 shares held for the accounts of Greenlight Capital, L.P. and Greenlight Capital Qualified, L.P., (B) 3,953,788 shares held for the account of Greenlight Capital Offshore Partners, (C) 363,941 shares held for the account of Greenlight Capital (Gold), LP, (D) 193,835 shares held for the account of Greenlight Capital Offshore Master (Gold), Ltd. and (E) 1,279,700 shares held for a managed account for which an affiliate of Mr. Einhorn acts as investment manager.
(6)	Based on the Schedule 13G filed on 9 February 2011, First Pacific Advisors, LLC and/or Robert L. Rodriguez, J. Richard Atwood and Steven T. Romick, managing members of First Pacific Advisors, LLC as described in the Schedule 13G, may be deemed to be the beneficial owners of 8,144,000 shares as of 31 December 2010 acquired on behalf of client discretionary investment advisory accounts. Each has shared dispositive power over 8,144,000 shares and has shared voting power of 1,873,300 shares. Robert L. Rodriguez, J. Richard Atwood and Steven T. Romick expressly disclaim beneficial ownership of such shares.

(7)	Includes shares immediately issuable upon exercise of stock options as of 31 March 2011 and shares issuable upon exercise of stock options that vest within 60 days of 31 March 2011, and unvested shares of restricted stock that vest at an annual rate as follows:

	Options	Restricted Stock
		Number of Shares	Annual Vesting
Daniel W. Rabun	179,583	25,000	5,000
		16,666	8,333
		45,999	15,333
		18,020	9,010
		32,394	10,798
		64,225	21,408
		20,166	6,722

		222,470

James W. Swent III	58,948	15,000	5,000
		2,333	2,333
		5,334	2,667
		14,001	4,667
		6,566	3,283
		3,000	3,000
		11,805	3,935
		23,404	7,801
		7,350	2,450

		88,793

William S. Chadwick, Jr.	91,098	12,000	4,000
		5,315	1,063
		3,833	3,833
		6,666	3,333
		20,001	6,667
		12,222	6,111
		21,975	7,325
		43,565	14,522
		13,680	4,560

		139,257

Patrick Carey Lowe	3,948	11,700	3,900
		6,566	3,283
		15,000	15,000
		11,805	3,935
		23,404	7,801
		7,350	2,450

		75,825

John Mark Burns	3,948	26,601	8,867
		6,566	3,283
		10,000	10,000
		11,805	3,935
		23,404	7,801
		7,350	2,450

		85,726

(8)	Also includes the following shares held indirectly under the Ensco Savings Plan and the Ensco Supplemental Executive Retirement Plan or the 2005 Ensco Supplemental Executive Retirement Plan (both collectively referred to below as the “SERP”), which are described below in “Compensation Discussion and Analysis”:

	Ensco Savings Plan	SERP
William S. Chadwick, Jr.	10	2
John Mark Burns	1,278	1,520

(9)	Includes shares immediately issuable upon exercise of stock options as of 31 March 2011 (all outstanding non-employee director stock options fully vested upon grant) and unvested shares of restricted stock that vest at an annual rate as follows:

	Options	Restricted Stock
		Number of Shares	Annual Vesting
Thomas L. Kelly II	9,000	300	300
		600	300
		1,800	600
		4,456	1,114
		6,675	1,335

		13,831

Paul E. Rowsey, III	12,000	300	300
		600	300
		1,800	600
		4,456	1,114
		6,675	1,335

		13,831

Gerald W. Haddock	9,000	300	300
		600	300
		1,800	600
		4,456	1,114
		6,675	1,335

		13,831

Rita M. Rodriguez	12,000	300	300
		600	300
		1,800	600
		4,456	1,114
		6,675	1,335

		13,831

C. Christopher Gaut	—	3,000	1,000
		4,456	1,114
		6,675	1,335

		14,131

Keith O. Rattie	—	3,000	1,000
		4,456	1,114
		6,675	1,335

		14,131

J. Roderick Clark	—	3,000	1,000
		4,456	1,114
		6,675	1,335

		14,131

(10)	Also includes the following shares held indirectly under the Non-Employee Director Deferred Compensation Plan, which is described below in “Compensation Discussion and Analysis”:

Gerald W. Haddock	8,583
Keith O. Rattie	1,379

(11)	Denotes all shares owned by our executive officers and directors and members of their immediate family sharing the same household, including 989,125 unvested shares of restricted stock, 478,423 shares issuable upon exercise of stock options and 14,695 shares held indirectly under the Ensco Savings Plan, SERP and Non-Employee Director Deferred Compensation Plan.

(12)	Ownership is less than 1% of our shares outstanding.

PROPOSALS 1, 2 AND 3

1.	AN ORDINARY RESOLUTION TO RE-ELECT J. RODERICK CLARK AS A CLASS III DIRECTOR OF ENSCO PLC FOR A TERM TO EXPIRE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2014.

2.	AN ORDINARY RESOLUTION TO RE-ELECT DANIEL W. RABUN AS A CLASS III DIRECTOR OF ENSCO PLC FOR A TERM TO EXPIRE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2014.

3.	AN ORDINARY RESOLUTION TO RE-ELECT KEITH O. RATTIE AS A CLASS III DIRECTOR OF ENSCO PLC FOR A TERM TO EXPIRE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2014.

Our Articles of Association provide that our Board is divided, or “classified”, as respects the period of time our directors individually hold office. Our Board is divided into three classes (Classes I, II and III) each consisting of, as nearly as possible, one-third of the Board with each class of directors having a staggered three-year term. Our Articles of Association specify that our Board will be composed of not less than three nor more than fifteen directors.

The current term for our Class III Directors will expire at the Meeting. The current term for our Class I Directors will expire at the 2012 Annual General Meeting of Shareholders, and the current term for our Class II Directors will expire at the 2013 Annual General Meeting of Shareholders.

Three persons have been nominated by our Board for re-election for three-year terms as Class III Directors at the Meeting, all of whom which are incumbent Class III Directors.

As a result of the redomestication, we now have majority voting for election of directors in all elections. Under our Articles of Association, when a quorum is present, a nominee seeking election to a directorship shall be elected if a majority of the votes cast for or against are cast in favor of the resolution to re-elect the director nominee. In determining the number of votes cast, shares that abstain from voting or not voted will not be treated as votes cast. You may cast your vote for or against the resolutions in proposals 1, 2 or 3 or abstain from voting your shares on any or all of these resolutions.

Unless otherwise instructed, the persons designated as proxies will vote all proxies received FOR the resolutions in proposals 1, 2 and 3.

Nominees

Class III Directors (Term expires at the annual general meeting of shareholders to be held in 2014)

J. Roderick Clark; age 60; Former President and Chief Operating Officer of Baker Hughes Incorporated (Retired)

Mr. Clark has been one of our directors since May 2008. He served as President and Chief Operating Officer (“COO”) of Baker Hughes Incorporated from February 2004 through January 2008. Before becoming President and COO, he served as Vice President, Marketing and Technology. Mr. Clark joined Baker Hughes Incorporated during 2001 as President of Baker Petrolite. He formerly served as President and Chief Executive Officer of Consolidated Equipment Companies Inc. He also formerly served as President of Sperry-Sun, a Halliburton company. Mr. Clark has held financial, operational and leadership positions with FMC Corporation, Schlumberger and Grace Energy Corporation. Mr. Clark serves as a member of the Board of Directors and Audit Committee of Teekay Corporation, as a member of the Board of Directors and Governance Committee of Kirby Corporation, as a member of the Board of Directors and a business consultant/advisor for Sammons Enterprises, Inc., as a member of the Board of Directors of Red Oak Water Transfer, as a member of the Board of Trustees of Dallas Theological Seminary and as a member of the Board of Trustees of the Center for Christian Growth (T Bar M Camps). He holds Bachelor of Arts and Masters of Business Administration degrees from the University of Texas. Mr. Clark currently serves on our Nominating, Governance and Compensation Committee.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Mr. Clark should serve as a director include his thirty years of experience in the oilfield services industry serving global markets, his drilling industry experience, his service as an executive officer in a Fortune 500 company, his corporate governance, compliance and risk management experience, and his board and audit committee service for a public company engaged in tanker shipping operations.

Daniel W. Rabun; age 56; Chairman, President and Chief Executive Officer of the Company

Mr. Rabun has been one of our directors since March 2006, when he joined us as President. Mr. Rabun was appointed to serve as our Chief Executive Officer effective 1 January 2007 and elected Chairman of our Board on 22 May 2007. Before joining Ensco during 2006, Mr. Rabun was a partner at the international law firm of Baker & McKenzie LLP. Mr. Rabun provided legal advice and counsel to us for over fifteen years before joining the Company and served as one of our directors during 2001. He has been a Certified Public Accountant since 1976 and a member of the Texas Bar since 1983. He holds a Bachelor of Business Administration degree in Accounting from the University of Houston and a Juris Doctorate degree from Southern Methodist University.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Mr. Rabun should serve as a director include his service as our Chairman, President and Chief Executive Officer over the past several years, his prior service as outside counsel to Ensco, including a leading role in our Company’s significant merger, acquisition and financing transactions, his qualifications and experience as a Certified Public Accountant, and his general business and financial acumen.

Keith O. Rattie; age 57; Chairman of Questar Corporation and Chairman of QEP Resources

Mr. Rattie has been one of our directors since May 2008. He serves as non-executive Chairman of Questar Corporation (a natural gas focused energy company) and as non-executive Chairman of QEP Resources, an independent natural gas and oil exploration and production company. Mr. Rattie previously served as President of Questar from February 2001 until July 2010, Chief Executive Officer from May 2002 and Chairman from May 2003 until July 2010. He previously served as Vice President and Senior Vice President of Coastal Corporation (a diversified energy company). Prior to joining Coastal, he spent 19 years with Chevron Corporation in various engineering and management positions, including General Manager of Chevron’s international gas unit. Mr. Rattie serves as a director of Zions First National Bank, a subsidiary of Zions

Bancorporation, and is a past Chairman of the Board of the Interstate Natural Gas Association of America. He holds a Bachelor of Science degree in Electrical Engineering from the University of Washington and a Masters of Business Administration degree from St. Mary’s College. Mr. Rattie currently serves on our Audit Committee.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Mr. Rattie should serve as a director include his extensive background and experience in the energy industry, his prior and current engineering and management positions, his experience as a Chief Executive Officer in general and as respects management, stewardship, investor and stakeholder relationships in particular, and his knowledge of global equity markets.

The Board of Directors recommends that shareholders vote “FOR” the resolution in proposal 1 to re-elect J. Roderick Clark as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014, “FOR” the resolution in proposal 2 to re-elect Daniel W. Rabun as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014 and “FOR” the resolution in proposal 3 to re-elect Keith O. Rattie as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.

Current Directors

Class I Directors (term expires at the annual general meeting of shareholders to be held in 2012)

C. Christopher Gaut; age 54; Chairman and CEO of Forum Energy Technologies, Inc.

Mr. Gaut has been one of our directors since May 2008. Since August 2010, he has served as Chairman and CEO of Forum Energy Technologies, Inc., a privately owned, diversified oilfield equipment and products company. From February 2010 to August 2010 he served as Managing Director of SCF Partners, a Houston, Texas based private equity firm that engages in the investment in and acquisition of energy service companies. Mr. Gaut served as President of Halliburton Company’s Drilling and Evaluation Division from January 2008 until April 2009. Prior to assuming that position, he served as Executive Vice President and Chief Financial Officer of Halliburton Company, one of the world’s largest providers of products and services to the energy industry. He is Chairman of the Board of Directors of the Reservoir Group, a private company in the energy industry. Mr. Gaut holds a Bachelor of Arts degree in Engineering Sciences from Dartmouth College and a Masters of Business Administration degree from the Wharton School of Business at the University of Pennsylvania. Mr. Gaut currently serves on our Nominating, Governance and Compensation Committee.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Mr. Gaut should serve as a director include his vast experience in the drilling and oilfield services industries, having served in executive positions with several companies in the energy service sector, and his strong background in finance, financial and operations management, and investments in the energy sector.

Gerald W. Haddock; age 63; Private Investor

Mr. Haddock has been one of our directors since December 1986. During 2000, he founded Haddock Enterprises, LLC, an entrepreneurial development company concentrating in oil and gas and real estate, located in Fort Worth, Texas, and has served as its President since that time. Mr. Haddock formerly served as President and Chief Operating Officer of Crescent Real Estate Equities Company from 1994 to 1996 and as President and CEO of Crescent Real Estate Equities Company from 1996 to 1999. During 2005, Mr. Haddock joined the Board of Directors of Meritage Homes Corporation and has served on its Executive Compensation Committee since August 2005. In addition, he was named Chairman of its Nominating and Corporate Governance Committee during 2006 and named to the Audit Committee during 2009. He also serves on the Baylor Foundation Board of Directors. In August 2005, Mr. Haddock was named a member of the Board of Trustees of The M.D. Anderson Proton Therapy Education and Research Foundation. Mr. Haddock is a former Board member of Cano Petroleum

Inc., having served from late December 2004 through October 2008. In 2010, he became a member of the International Advisory Board of the CEELI Institute, as well as a director of the Friends of the CEELI Institute. In 2011, Mr. Haddock became a member of the Board of Trustees of the Baylor College of Medicine. Mr. Haddock holds Bachelor of Business Administration and Juris Doctorate degrees from Baylor University. He also received a Masters of Laws in Taxation degree from New York University and a Masters of Business Administration degree from Dallas Baptist University. Mr. Haddock currently serves as Chairman of our Audit Committee.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Mr. Haddock should serve as a director include his experience and expertise in financial, business and legal matters with significant involvement in corporate governance, financial and tax matters, his knowledge and expertise in international tax and business activities, his service as a Chief Executive Officer and President of a publicly-traded real estate company, and his extensive service on our Board and on other public company boards, including service on audit, executive compensation, nominating and corporate governance committees.

Paul E. Rowsey, III; age 56; Managing Partner, E2M Partners, LLC

Mr. Rowsey has been one of our directors since January 2000. He is currently the Managing Partner and a founder of E2M Partners, LLC, a private real estate management and investment firm. Prior to forming E2M in January 2005, Mr. Rowsey was a founder and President of Eiger, Inc., a sponsor and manager of real estate funds. Prior to forming Eiger during 1999, he was the President and a member of the Board of Directors of Rosewood Property Company, a vertically integrated real estate operating, development and investment company. Mr. Rowsey served as a member of the Board of Trust Managers of Crescent Real Estate Equities Company from 1994 until 2007. He is on the Board of Directors of KDC Holdings, LLC, a private company in the real estate industry, and Powdr Corporation, a private company in the resort industry. Mr. Rowsey serves as a member of the Board of Directors of the Real Estate Council and the Board of Trustees of the Highland Park Independent School District. He holds a Bachelor of Arts in Management Science degree from Duke University and a Juris Doctorate degree from Southern Methodist University. Mr. Rowsey has been appointed as the Board’s Lead Director and currently serves on our Nominating, Governance and Compensation Committee.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Mr. Rowsey should serve as a director include his expertise in financial, business and legal matters, his extensive negotiating experience in complex business transactions and his general business acumen.

Class II Directors (term expires at the annual general meeting of shareholders to be held in 2013)

Thomas L. Kelly II; age 52; General Partner of CHB Capital Partners

Mr. Kelly has been one of our directors since September 1987. He is a co-founder and has been a General Partner of CHB Capital Partners, a private equity fund that provides capital and expertise to closely-held businesses, since July 1994. Between 1984 and 1994, he served as a principal with private equity investment companies. Mr. Kelly holds Bachelor of Arts in Economics and Bachelor of Science in Administrative Science degrees from Yale University and a Masters of Business Administration degree from Harvard University. Mr. Kelly currently is Chairman of our Nominating, Governance and Compensation Committee.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Mr. Kelly should serve as a director include his extensive experience as a general partner in a private equity fund, his considerable expertise in finance and investment activities, his private and public company board service in multiple industries, including the oilfield services industry, his experience in serving on audit, compensation and executive board committees, and his significant experience with the financial, investment and strategic aspects of corporate oversight.

Rita M. Rodriguez; age 68; Senior Fellow, Woodstock Theological Center at Georgetown University

Dr. Rodriguez has been one of our directors since August 2003. An international finance researcher and advisor who has authored numerous books and articles, Dr. Rodriguez has been a Fellow and Senior Fellow of the Woodstock Theological Center at Georgetown University since September 2002. Dr. Rodriguez was self-employed in the field of international finance from March 1999 to September 2002. She was a full-time member of the Board of Directors of the Export-Import Bank of the United States between 1982 and March 1999, a Professor of Finance at the University of Illinois at Chicago from 1978 to 1982 and an Assistant and Associate Professor of Business Administration at Harvard Business School from 1969 to 1978.

Dr. Rodriguez serves as a member of the Board of Directors of Affiliated Managers Group, Inc., Phillips-Van Heusen Corporation and Private Export Funding Corporation (a private sector company, which assists in the financing of U.S. exports through the mobilization of private capital). She is Chairperson of the Audit Committees of Affiliated Managers Group, Inc. and Private Export Funding Corporation and is Chairperson of the Corporate Social Responsibility Committee and a member of the Audit Committee of Phillips-Van Heusen Corporation. Dr. Rodriguez holds a Bachelor of Business Administration degree from the University of Puerto Rico, as well as Masters of Business Administration and Doctor of Philosophy degrees from the New York University Graduate School of Business. Dr. Rodriguez currently serves on our Audit Committee.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Dr. Rodriguez should serve as a director include her extensive professional and academic experience and financial expertise, her practical and academic experience in international corporate finance, her role in policy making at a senior U.S. government level for 16 years as a Presidential appointee, her interest and experience in governance, ethics and corporate social responsibility, and her ten years of corporate board experience that includes service as a chairperson of several audit committees.

PROPOSALS 4, 5 AND 6

4.	AN ORDINARY RESOLUTION TO RATIFY THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

5.	AN ORDINARY RESOLUTION TO RE-APPOINT KPMG AUDIT PLC AS OUR U.K. STATUTORY AUDITORS UNDER COMPANIES ACT 2006 (TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING AT WHICH ACCOUNTS ARE LAID BEFORE THE COMPANY).

6.	AN ORDINARY RESOLUTION TO AUTHORIZE THE AUDIT COMMITTEE TO DETERMINE OUR U.K. STATUTORY AUDITORS’ REMUNERATION.

Our Audit Committee has appointed the U.S. accounting firm of KPMG LLP to serve as our U.S. independent registered public accounting firm for the fiscal year ending 31 December 2011. KPMG LLP has served as our U.S. independent registered public accounting firm for the fiscal year ended 31 December 2002 and thereafter, having been duly appointed by the Board of Directors or by the Audit Committee in conformity with the then applicable rules. KPMG Audit plc, the U.K. affiliate of KPMG LLP, has served as the statutory auditors under Companies Act 2006 for Ensco plc since its re-registration as a public limited company in December 2009. Representatives of KPMG are expected to be present at the Meeting to respond to questions and to make a statement should they so desire.

The Board of Directors recommends that shareholders vote “FOR” the resolution in proposal 4 to ratify the Audit Committee’s appointment of KPMG as our U.S. independent registered public accounting firm for the year ending 31 December 2011, “FOR” the resolution in proposal 5 to re-appoint KPMG Audit plc as our U.K. statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company) and “FOR” the resolution in proposal 6 to authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration.

Unless otherwise instructed, the persons designated as proxies will vote all proxies received FOR the resolutions in proposals 4, 5, and 6.

Independent Auditor Pre-approval Policies and Procedures

Consistent with SEC rules and policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our U.S. independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our U.S. independent registered public accounting firm.

Under the policy, we submit an itemized listing of all services for which pre-approval is requested to the Audit Committee. Such itemized listing includes a description of each proposed service, the associated estimated fees and other terms of the engagement. To the extent any such service is a non-audit service, the submission includes a determination that such service qualifies as a permitted non-audit service and an explanation as to why the provision of such service would not impair the independence of our U.S. independent registered public accounting firm.

Fees and Services

The aggregate fees (excluding value added taxes) billed to us for the fiscal years ended 31 December 2010 and 2009 by KPMG and its affiliates, were as follows (in thousands):

	2010	2009
Audit Fees(1)	$1,878	$1,599
Audit-Related Fees	—	—
Tax Fees(2)	14	96
All Other Fees	—	—

	$1,892	$1,695

(1)	Includes fees for the audit of our annual consolidated financial statements, audit of the effectiveness of our internal control over financial reporting, reviews of condensed consolidated financial statements included in our Forms 10-Q, statutory audits, regulatory attestation services and procedures conducted in connection with consents to incorporate their reports into registration statements filed with the SEC for the respective years.
(2)	Represents fees for tax compliance services.

Our Audit Committee pre-approved the services provided during 2010 and 2009 described above in accordance with our Audit Committee’s policy and the pre-approval requirements of the Sarbanes-Oxley Act of 2002. Accordingly, there were no services for which the de minimus exception, as defined in Section 202 of the Sarbanes-Oxley Act of 2002, was applicable. Our Audit Committee has considered whether the provision of non-audit services by KPMG were compatible with maintaining KPMG’s independence.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

The Board of Directors of the Company met ten times during the year ended 31 December 2010. During 2010, the Board of the Company had two standing committees, the Audit Committee and the Nominating, Governance and Compensation Committee, each of which selected a Committee Chairman from its members. During 2010, each incumbent director attended at least 75% of the meetings held by the Board and the committees of which he or she was a member.

Our Board has affirmatively determined that Dr. Rodriguez and Messrs. Clark, Gaut, Haddock, Kelly, Rattie and Rowsey are independent, as the term is defined by SEC rules and the Corporate Governance Standards of the NYSE, and have no material relationships with us. Accordingly, a majority of our Board is currently independent as required by SEC rules and NYSE Corporate Governance Standards. The independent directors conducted executive sessions without management during each of the four regular quarterly meetings of the Company’s Board and during several of the special meetings of the Board that were convened during 2010. Only independent directors serve on the Board’s standing committees.

Director Attendance at the Meetings of Shareholders

The Ensco Corporate Governance Policy provides that, barring extenuating circumstances, all members of the Board of Directors shall attend our annual general meetings of shareholders and also are encouraged to attend any and all other general meetings of shareholders that may be duly convened. Seven of the eight incumbent directors attended the 2010 Annual General Meeting of Shareholders.

Other Governance Matters

Over the past several years, the Compensation Committee and Board of Directors of our predecessor approved several corporate governance initiatives, many of which were in response to SEC and NYSE rule revisions, and revised such initiatives in connection with the redomestication.

Upon the recommendation of the Committee, our Board of Directors approved the Ensco Code of Business Conduct Policy (“Ethics Policy”) and the Ensco Corporate Governance Policy, both of which were revised and adopted in connection with the redomestication and thereafter as described herein, the current versions of which are published in full in the Corporate Governance section of our website (www.enscoplc.com). Paper copies also are available upon request without charge. Such requests should be directed to the Investor Relations Department, Ensco plc, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331.

During 2009, the Committee and the Board of Directors of our predecessor engaged in a review of our governance policies and practices with the objective of implementing revisions which would constitute best practices and would be responsive to issues of concern to the investment community, and further reviewed these policies and practices in connection with the redomestication. As a result, in November 2009, the Ensco Corporate Governance Policy was amended by the Board of Directors upon recommendation of the Compensation Committee to add a new section addressing committee membership and chairmanship rotation and to increase the scope of the succession planning provisions. In December 2009, in connection with the redomestication, the Corporate Governance Policy was adopted by the new parent company and amended to be compliant with English law requirements. In November 2010, the Corporate Governance Policy was revised to include (1) addition of Board responsibility to review major risks facing the Company and to develop strategies to address those risks (2) provisions that more closely track the requirements of the articles of association and the U.K. Companies Act regarding conflicts of interest, (3) addition of a section on the Board’s role in risk oversight, (4) revision of the provision addressing the annual CEO performance evaluation to comport with current practice and provide more flexibility to the process, and (5) revision of references to shares of common stock to ADSs. The Ensco Corporate Governance Policy was further amended by the Board of Directors upon recommendation of the Compensation Committee in March 2011 in order to specify the process for appointment of a Lead Director and to define the Lead Director’s role and responsibilities.

Board Structure

Daniel W. Rabun serves as our Chairman, President and CEO. The Board believes that Mr. Rabun is well-qualified to serve as Chairman of the Board. The Board also believes that independent oversight of management is an important component of an effective board of directors. The independent Board members have determined that the most effective Board leadership structure for our Company at the present time is for the CEO to also serve as Chairman of the Board, a structure that has served Ensco well for many years. The Board has authority to modify this structure to best address the Company’s unique circumstances and advance the best interests of all shareholders as and when appropriate and established the position of Lead Director, to be appointed or re-appointed annually from among the independent directors, on 1 March 2011.

The Board also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight or management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors, independent evaluation of, and communication with, many members of senior management, and oversight of the Company’s operational, fiscal and risk management activities. These governance practices are reflected in the Ensco Corporate Governance Policy and the standing committee charters, which are available on our website.

Relevant provisions of the Ensco Corporate Governance Policy include:

•

Independent directors meet at regularly scheduled executive sessions outside the presence of the CEO and other Company personnel at each regular Board meeting and may convene additional executive sessions during any Board meeting or by notice of a special Board meeting, which any two directors may cause to be called.

•	Independent directors have open access to Ensco’s management and independent advisors, such as attorneys or auditors.

•	Independent directors are encouraged to suggest items for inclusion in the agenda for Board meetings and are free to raise subjects that are not on the meeting agenda.

•

The position of Lead Director, appointed or re-appointed annually from among the independent directors, was established in March 2011. The Lead Director acts as chairperson of executive sessions of the independent directors and serves as the interface between the independent directors and the CEO in communicating the matters discussed during executive sessions. The Board believes that this structure facilitates full and frank discussions among all independent directors. The Ensco Corporate Governance Policy describes the core functions of the Lead Director as follows:

•

assist and advise the Chairperson as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with ongoing Company operations;

•	approve, in concert with the Chairperson, Board meeting agendas and the Board and Board committee meeting schedules;

•

advise the Chairperson as to the quality, quantity and timeliness of the information submitted to the Board by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•	develop the agendas for and serve as Chairman of the executive sessions of the Board’s independent directors;

•	serve as principal liaison between the independent directors and the Chairperson in respect of Board issues;

•	participate in recommendations regarding recruitment of new directors, management succession planning and the annual Board performance and CEO evaluations; and

•	serve as Acting Chairperson of the Board when the Chairperson is not present.

Ethics Policy

Our Ethics Policy applies to all of our directors and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. Our Ethics Policy addresses all NYSE content requirements and includes provisions addressing conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of our assets and compliance with our policies and with laws, rules and regulations, including laws addressing insider trading, antitrust and the U.S. Foreign Corrupt Practices Act (“FCPA”). No waivers of the provisions of our Ethics Policy have been requested or granted since the Ethics Policy was first issued on 1 November 2002.

Pursuant to our Ethics Policy, we established provisions for confidential and anonymous submission of reports of non-compliance with our policies, practices, standards and procedures to a management committee and also established means for submission of reports of accounting, auditing or other business irregularities by any employee or other person directly to the chairmen of our two standing Board committees. Additional Ethics Policy provisions addressing requests for, and submission of, responses to whistleblower reports and references to our Fraud Detection and Prevention Policy were approved during 2004.

During 2005, we amended our Ethics Policy to require all employees, officers and directors to report any known or planned violations of the Ethics Policy and to expressly state that all transactions involving our Company or its subsidiaries must be recorded in our books and records. During 2007, we amended our Ethics Policy to supplement the provisions regarding compliance with FCPA and to implement various ministerial changes. We further amended our Ethics Policy in November 2008 to add new provisions addressing (1) fair dealing with employees and customers and (2) waivers. Our Ethics Policy was further amended in May 2009, primarily to enhance the provisions addressing compliance with the FCPA and other anti-corruption laws.

All of these provisions and amendments were included in the Ethics Policy that was adopted in connection with the redomestication in December 2009, at which time the Ethics Policy was revised so as to address the Company’s status as an English company. In March 2010, the Ethics Policy was amended to comport with the antitrust and anti-boycott provisions applicable in the United Kingdom and the European Union. The Ethics Policy was amended in November 2010 to (1) conform provisions addressing activity/event sponsorships and charitable contributions to the provision for gifts, meals and entertainment addressing adherence to a lower monetary limit if local laws, customer policy or a contract provision specifies a lower limit, (2) provide that the monetary pre-approval limits for gifts, meals and entertainment shall be as stated in the Policy except, in the case of meals or entertainment, as otherwise previously authorized by resolution of the Board of Directors, and (3) revise the enforcement section to comply with U.K. law. The initial Ethics Policy and all amendments thereto were approved by our Board of Directors. It is contemplated that the Ethics Policy will be further revised to address the U.K. Bribery Act 2010 prior to the effective date of the Act.

Governance Practices

The ethics, governance and compliance practices adopted by our Board of Directors in connection with the redomestication address all NYSE content requirements, including an annual self-evaluation of the Board and its committees and annual reviews of the committee charters, as reflected in our Ethics Policy and the Ensco Corporate Governance Policy. As noted above, our governance practices provide that the independent director members of the Board shall conduct regular executive sessions without management that are to be chaired by the Lead Director and a formal annual evaluation of our CEO’s performance. The Board fulfilled these requirements during 2010.

Director Independence

The Ensco Corporate Governance Policy states that a substantial majority of the Board of Directors shall be independent, as the term is defined therein and by SEC rules and NYSE Corporate Governance Standards. Except as respects their directorships, we do not have any business or other relationships with our independent directors.

Only independent directors serve on the Board’s standing committees. In this regard, our Board has affirmatively determined that Dr. Rodriguez and Messrs. Clark, Gaut, Haddock, Kelly, Rattie and Rowsey are independent and have no material relationship with us. Accordingly, a substantial majority of our Board is currently independent as defined above.

As respects the independence determinations relating to Directors Clark and Gaut, respectively, our Board of Directors made its determinations with knowledge of the following:

•

Director Clark was an executive officer of Baker Hughes Incorporated prior to his retirement in January 2008. He served as President and Chief Operating Officer of Baker Hughes from February 2004 through January 2008. Before becoming President and COO, he served as Vice President, Marketing and Technology. Ensco engages in incidental business with Baker Hughes, and paid Baker Hughes $-0-, $-0- and $10,816 for materials, services or customer reimbursable items during 2010, 2009 and 2008, respectively.

•

Director Gaut has served as Chairman and CEO of Forum Energy Technologies, Inc., a privately owned, diversified oilfield equipment and products company, since August 2010. Forum Energy Technologies, Inc. has certain business relationships with Ensco, primarily involving incidental oilfield services and equipment and paid Forum $340,067 in 2010.

Director Gaut served as Executive Vice President and Chief Financial Officer and President of the Drilling and Evaluation Division of Halliburton Company prior to April of 2009. Before joining Halliburton in March 2003, Director Gaut was an executive officer of Ensco. Halliburton has certain business relationships with Ensco, primarily involving positioning of Halliburton cementing units and other equipment on some of our drilling rigs on a free-placement basis. Ensco also engages in incidental business with Halliburton, and paid Halliburton $1,995,510, $1,132,604 and $434,944 for materials, services or customer reimbursable items during 2010, 2009 and 2008, respectively.

Notwithstanding the foregoing business relationships, our Board of Directors concluded that said relationships have not and will not affect the independence of either Director Clark or Director Gaut and that they are independent, as the term is defined by SEC rules and NYSE Corporate Governance Standards.

Our Corporate Governance Policy provides that a director who changes his or her principal occupation shall promptly notify the Board of the change and submit a pro-forma letter of resignation to the Board. Under the Policy, the other directors shall then meet in private session, determine whether the change of occupation impacts the director’s independence or creates a conflict of interest, and decide whether to accept or reject the pro-forma resignation. Mr. Gaut submitted a pro-forma resignation to the Board during its regular meeting in August 2010, when he ceased serving as Managing Partner of SCF Partners and commenced to serve as Chairman and Chief Executive Officer of Forum Oilfield Technologies. Mr. Rattie also submitted a pro-forma resignation to the Board during its regular meeting in August 2010, when he ceased serving as President, Chief Executive Officer and Chairman of Questar Corporation (a natural gas focused energy company) and announced that he will continue to serve as Chairman of Questar Corporation and additionally as Chairman of QEP Resources, a NYSE publicly-traded spinoff of Questar Corporation. In both circumstances, the other directors carefully considered the change in principal occupation of Messrs. Gaut and Rattie and decided to reject their pro-forma resignations.

In connection with the redomestication, each of our directors prepared a Director Declaration of Interest, disclosing existing or potential conflicts of interest, in conformity with U.K. law, custom and practice. The initial Declarations of Interest were read to the Board during the Company’s initial post-redomestication organizational Board meeting on 23 December 2009. The Board conducted an annual review of Director Declarations of Interest during the Board meeting on 2 November 2010, including the revised Director Declarations of Interest for Messrs. Gaut and Rattie. Thereafter, Ms. Rodriguez and Messrs. Clark, Haddock and Rowsey revised their Director Declarations of Interest, copies of which were distributed to all of the directors.

Risk Management Oversight

The Board and its committees are actively involved in oversight of risks that could impact our Company. At each regular meeting, the Board reviews the Company’s financial condition and results of operations. The Board annually approves a capital budget, with subsequent approval required for any significant variations. The Board also receives periodic reports regarding the Company’s insurance program and is apprised of all material variations in coverage or premium cost in connection with each annual insurance renewal.

On behalf of the Board of Directors, the Audit Committee plays a significant role in oversight of risks associated with the Company’s financial performance, internal and external audit functions, legal and tax contingencies and other exposures. The Company’s independent auditors and the Director—Internal Audit and Chief Compliance Officer report to the Audit Committee at each regular quarterly meeting. The Audit Committee reviews and approves the annual internal audit plan and also receives reports on all internal audits. Whistleblower reports and related investigations conducted pursuant to our Ethics Policy are reviewed in executive session of the Audit Committee by the Director—Internal Audit and Chief Compliance Officer. On an annual basis, the Vice President, General Counsel and Secretary reports to the Audit Committee on legal matters that may have a significant impact upon the Company’s financial statements. In a similar fashion, the Director—Tax submits an annual report to the Audit Committee on tax matters that may have a significant impact on the Company’s financial statements.

The Nominating, Governance and Compensation Committee also has a role in risk management. Working in consultation with its compensation consultants, the Committee endeavors to establish performance goals for the Company’s various compensation plans that are intended to drive behavior that does not encourage or result in any material risk of adverse consequences to the Company or its shareholders. The Committee and Board also are actively involved in succession planning both from a general standpoint and as respects a potential emergency situation that might impact the ability of our Chairman, President and Chief Executive Officer to continue performance of his functions and responsibilities.

Enterprise Risk Management was extensively reviewed by the Board during the August and November 2010 Board meetings. During the August 2010 meeting, it was determined that the Board’s role in risk management warrants further consideration and should be addressed and codified in the Board’s policies, practices and procedures as ultimately may be deemed appropriate. During the November 2010 Board meeting, the Board reviewed a proposed program addressing Enterprise Risk Management that included descriptions of a mission statement, Board responsibilities and program objectives. It is contemplated that a comprehensive revised risk management program will be implemented during 2011.

Whistleblower Reports and Investigations

The Ensco Corporate Governance Policy provides that we shall establish a process by which shareholders and other interested parties may communicate directly with our Board of Directors, any committee of the Board, the non-employee directors as a group or any individual director. The established process, which is published on our website (www.enscoplc.com), provides a means for submission of such interested parties’ communications via an independent, third-party mail forwarding service. Such communications may be submitted by mail, addressed as follows: Ensco Shareholder Communications, 5600 W. Lovers Lane, Suite 116, Box #130, Dallas, Texas 75209-4330. Mail so addressed will be forwarded directly to the then presiding Chairmen of our Board’s standing committees and will not be screened by management.

Governance Transparency

Our Board of Directors, its standing committees and management are committed to continue proactively pursuing best practices of corporate governance, accountability and transparency. In this regard, our website has a direct link to the SEC’s EDGAR system relating to our SEC filings, including all Forms 3, 4 or 5 filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Corporate Governance section of our website (www.enscoplc.com) contains our Audit Committee Charter, the Nominating, Governance

and Compensation Committee Charter, the Ensco Corporate Governance Policy and our Ethics Policy. Additional data available in the Corporate Governance section of our website include information on the composition and functions of the Board and its committees as well as instructions for submission of whistleblower reports and submission of general shareholder communications to our Board.

Audit Committee

We have established and maintained an Audit Committee in accordance with the rules promulgated under the Exchange Act. Our Audit Committee appoints U.S. and U.K. independent auditors to examine, review and audit our consolidated financial statements, reviews the general scope of services to be rendered by the independent auditors and pre-approves and authorizes payment of the associated fees, reviews our financial condition and results of operations and makes inquiries as to the adequacy of our financial and accounting controls. Our Audit Committee met eight times during 2010. Our Audit Committee currently consists of Chairman Gerald W. Haddock, Dr. Rita M. Rodriguez and Keith O. Rattie, all of whom meet the independence criteria of audit committee members prescribed by the SEC and NYSE. None of the members of our Audit Committee serve on more than three U.S. public company audit committees.

Our Board of Directors has determined that each of the three members of the Audit Committee, Chairman Haddock, Dr. Rodriguez and Mr. Rattie, meets the requisite SEC criteria to qualify as an audit committee financial expert, is financially literate and has accounting or related financial management expertise as defined in the NYSE Corporate Governance Standards. In making recommendations and determinations regarding audit committee financial experts, our Board of Directors and the Audit Committee considered the relevant academic and professional experience of the Audit Committee members as follows: Mr. Haddock, with a Bachelor of Business Administration degree in Accounting and Masters of Laws in Taxation and Business Administration degrees, actively supervised the principal financial officer of Crescent Real Estate Equities Company; Dr. Rodriguez, with Bachelor of Business Administration in Accounting and Masters of Business Administration degrees and a PhD in Economics and Finance, served as a full-time director of the Export-Import Bank of the United States; and Mr. Rattie, with Bachelor of Electrical Engineering and Masters of Business Administration degrees, formally served as President and Chief Executive Officer of Questar Corporation and actively supervised its principal financial officer.

In April 2009, on recommendation of the Audit Committee, our predecessor Board of Directors approved an amendment to the Audit Committee Charter which primarily addressed best practices and compliance with the intent and purpose of recently revised SEC and NYSE rules. The amendment also addressed recommendations of a consultant that conducted a Quality Assurance Review of our internal audit function and provisions recommended by the Audit Committee’s outside counsel. The most substantive changes addressed recent changes in applicable accounting rules, including the adoption of Statement on Auditing Standards No. 114 and Public Company Accounting Oversight Board Rule 3526. The Audit Committee Charter was further amended in November 2009, primarily to comply with the intent and purposes of recent SEC, NYSE and PCOAB rule pronouncements and to address best practices. In connection with the redomestication, the Audit Committee Charter was adopted by the Board upon recommendation of the Committee in December 2009 after having been revised to address our new status as an English company. The Audit Committee Charter was subjected to an annual review in November 2010, at which time it was determined that the Charter remains appropriate and that no changes were warranted.

Related Party Transactions

In accordance with our Audit Committee Charter, except as respects compensatory agreements with our officers or directors that fall within the purview of the Compensation Committee, the Audit Committee is responsible for reviewing and approving the terms and conditions of all proposed transactions between our Company, any of our subsidiaries or affiliates and any of our officers or directors, or relatives or affiliates of any such officers or directors, to ensure that such “related-party” transactions are fair and are in our overall best interest. No transactions requiring such approval occurred during 2010.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Ensco plc (the “Company”) is composed of three independent directors who satisfy the requirements of independence as established by Section 10A of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards. The Audit Committee is governed by a written Charter adopted by the Board of Directors. To fulfill its responsibilities, the Audit Committee of the Company met eight times during the 2010 fiscal year.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm employed by the Company (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the Audit Committee.

The Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the independent registered public accounting firm.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of Public Company Accounting Oversight Board Rule 3526 regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The Audit Committee has recommended and the Board of Directors, in the exercise of its business judgment, is expected to approve (as will be confirmed by a majority of the directors’ signatures thereon) inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended 31 December 2010, to be filed with the Securities and Exchange Commission. The recommendation was based upon the Audit Committee’s review, the exercise of its business judgment, the discussions referred to above and reliance upon the Company’s management and independent registered public accounting firm.

Submitted by the Audit Committee,

Gerald W. Haddock, Chairman

Keith O. Rattie

Rita M. Rodriguez

22 February 2011

The U.K. statutory auditor is responsible for conducting the statutory audit of the Company’s U.K. statutory accounts in accordance with the requirements of the U.K. Companies Act 2006.

During the Meeting, our Board of Directors will lay before the Company our U.K. statutory accounts, the U.K. statutory directors’ report, and the auditors’ report for the financial year ended 31 December 2010, and will provide an opportunity for shareholders to raise questions in relation to the accounts and reports.

In accordance with the recommendation of the Audit Committee, our Board of Directors approved inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended 31 December 2010, and all of our directors acknowledged such approval by signing the Annual Report on Form 10-K as filed with the SEC on 24 February 2011.

Nominating, Governance and Compensation Committee

The principal functions of our Nominating, Governance and Compensation Committee (for purposes of this section, the “Committee”) are to select, identify and screen candidates for nomination to our Board of Directors, to recommend composition of committees of our Board, to recommend our slate of officers, to oversee and recommend matters of corporate governance and to review and approve executive officer compensation and employee compensation matters, including matters regarding our various benefit plans, independently or in conjunction with our Board of Directors, as appropriate. To fulfill its responsibilities, the Committee met seven times during 2010. The Committee currently consists of Chairman Thomas L. Kelly II, J. Roderick Clark, C. Christopher Gaut and Paul E. Rowsey, III, all of whom meet the independence criteria prescribed by the NYSE for service on a nominating committee and on a compensation committee.

The Committee has established an Executive Compensation Subcommittee (for purposes of this section the “Subcommittee”), which consists of Chairman Thomas L. Kelly II, J. Roderick Clark and Paul E. Rowsey, III, all of whom qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Subcommittee has been delegated authority to qualify compensation paid by the Company for deductibility under Internal Revenue Code Section 162(m).

In November 2010, the Committee established a Management Succession Subcommittee, which consisted of J. Roderick Clark, Gerald W. Haddock, Thomas L. Kelly II, and Subcommittee Chairman Paul E. Rowsey, III, and adopted a Management Succession Subcommittee Charter. The Subcommittee was delegated authority to assist the Committee, the Board and executive management in fulfilling their responsibilities relating to management succession planning. Upon establishment of the Subcommittee, Paul E. Rowsey, III was appointed to serve as its Chairman.

In November 2009, on recommendation of the Committee, our Board of Directors approved an amendment to the Committee Charter which (1) added a provision expressly excluding the CEO from deliberations regarding CEO compensation, but permitting CEO participation in Committee deliberations regarding compensation for other executive officers in conformity with prior practice, (2) included a clarifying provision stating that the CEO’s performance goal evaluation and related compensation are to be approved following consultation with, and concurrence by, the independent directors, and (3) aligned the Charter with Ensco Corporate Governance Policy provisions addressing Committee nominations and director compensation. In connection with the redomestication, the Committee Charter was adopted by the Board upon recommendation of the Committee in December 2009 after having been revised to address our new status as an English company. In November 2010, the Charter was amended to (1) include a clarification that the Committee is authorized to make all awards permitted under the 2005 LTIP, (2) to provide that incentive compensation arrangements should not encourage unnecessary risk-taking, (3) address new SEC compensation disclosure rules regarding executive officer incentive compensation, and (4) to implement certain housekeeping revisions such as changing references to common stock to Class A Ordinary Shares represented by ADS.

Compensation Committee Interlocks and Insider Participation

As of 31 December 2010, the members of the Compensation Committee were Chairman Thomas L. Kelly II, J. Roderick Clark, C. Christopher Gaut and Paul E. Rowsey, III. Mr. Gaut served the Company from 1988 to 2003 in various capacities including Chief Financial Officer. No member of the Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K.

Director Nominations

Our Compensation Committee, with direct input from the Chairman of the Board and other Board members, is primarily responsible for identifying and screening candidates for nomination to Board membership. Additionally, when and as deemed appropriate, we may retain the services of a third party to identify, evaluate or assist the Compensation Committee and Board in evaluating potential director nominees. Our Board of Directors is responsible for nominating individuals to serve on our Board.

Pursuant to the Ensco Corporate Governance Policy, candidates nominated for election or re-election to our Board of Directors should possess the following qualifications:

•	personal characteristics, including:

—	highest personal and professional ethics, integrity and values,

—	an inquiring and independent mind, and

—	practical wisdom and mature judgment,

•	experience at the policy-making level in business, government or education,

•

expertise that is useful to our Company and complementary to the background and experience of other Board members (in this regard, previous executive and Board experience, an international perspective, capital intensive cyclical business experience and knowledge of the global oil and gas industry are considered to be desirable),

•	willingness to devote the required amount of time to perform the duties and responsibilities of Board membership,

•	commitment to serve on the Board over a period of several years to develop knowledge about our principal operations,

•	willingness to represent the best interests of all shareholders and objectively appraise management performance, and

•	no involvement in activities or interests that create a conflict with the director’s responsibilities to us and our shareholders.

The Compensation Committee will evaluate the qualifications of each director candidate, including nominees recommended by shareholders, against these criteria in making recommendations to our Board of Directors concerning director nominations. The Compensation Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of our Board at a given point in time and periodically reviews and updates the aforesaid criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account favorably in considering individual candidates. We may identify potential director candidates from a number of sources, including recommendations from directors, management, shareholders and executive recruiting firms retained for such purpose.

The Compensation Committee will consider director nominations timely made by shareholders pursuant to the requirements of our Articles of Association referred to in the “Information Concerning Shareholder Proposals for the 2012 Annual General Meeting” section of this Proxy Statement. Any shareholder who intends to nominate a candidate for election as a director at the 2012 Annual General Meeting must use the procedures set forth in our Articles of Association, which provide that nominations of persons for election to the Board of Directors at an annual general meeting of shareholders may be made at the annual general meeting by any shareholder entitled to vote on the election of directors at the meeting who timely complies with the notice procedures described below.

A shareholder’s notice must be in proper form and, to be timely, must be delivered to or mailed to and received by our Secretary at our principal executive offices and provide certain other information, not earlier than the close of business on the 75th day and not later than the close of business on the 50th day prior to the first anniversary of the preceding year’s annual general meeting, subject to any other requirements of law; provided, however, that (i) in the event that the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 75th day prior to the date of such annual general meeting and not later than the close of business on the later of the 50th day prior to the date of such annual general meeting or, (ii) if the first public announcement of the date of such annual general meeting is less than 65 days prior to the date of such annual general meeting, the 15th day following the day on which public announcement of the date of such meeting is first made. In the case of the 2012 Annual General Meeting, the Articles of Association provide that references to the anniversary date of the preceding year’s annual general meeting shall mean the first anniversary of 24 May 2011. Any such nomination must also comply with the other provisions contained in our Articles of Association relating to nominations of persons for election to the Board of Directors.

We did not receive any nominations for director made by any person or group beneficially owning more than 5% of our common stock by the date specified in Article 46.2 of our Articles of Association.

The terms of the Merger Agreement with Pride International, Inc., provide that we shall take such actions as are necessary to expand the size of our Board and to appoint two non-employee members of the current Pride board of directors designated by Pride and reasonably acceptable to us to fill such vacancies effective as of the effective time of the merger. Pride has not formally determined which of its current directors will be its designees on our Board as of the date of this proxy statement. Following determination and designation of such designees by Pride, our Nominating, Governance and Compensation Committee will review the independence and qualifications of such candidates in accordance with our Corporate Governance Policy and make a recommendation to our Board. Assuming a favorable recommendation, our Board will increase its size from eight to ten directors as of the effective time of the merger, and appoint the Pride designees to the newly-created vacancies in such classes of directors as our Board may determine and provide that such directors shall stand for election for the remaining portion of the term of office for such classes at the next annual general meeting of shareholders for which a notice of the meeting has not been sent at the time of appointment.

REPORT OF THE NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE

The functions of the Nominating, Governance and Compensation Committee (the “Committee”, which term as used in this report includes its Executive Compensation Subcommittee and Management Succession Subcommittee) of the Board of Directors of Ensco plc (the “Company”), among others, are to oversee and recommend matters of corporate governance and to review and approve executive officer compensation and employee compensation matters, including matters regarding the Company’s various benefit plans and to continually assess the effectiveness of these programs in consideration of the stated compensation strategy, independently or in conjunction with the Board of Directors, as appropriate. The Committee operates independently of management.

The Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended 31 December 2010 with management. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s Proxy Statement on Schedule 14A for the 2011 Annual General Meeting of Shareholders to be filed with the Securities and Exchange Commission.

Submitted by the Nominating, Governance and Compensation Committee,

Thomas L. Kelly II, Chairman

J. Roderick Clark

C. Christopher Gaut

Paul E. Rowsey, III

31 March 2011

In accordance with the recommendations of the Nominating, Governance and Compensation Committee, our Board of Directors approved inclusion of the Compensation Discussion and Analysis in this Proxy Statement on 31 March 2011.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion & Analysis (“CD&A”) describes our compensation practices and the executive compensation policies, decisions and actions of our Nominating, Governance and Compensation Committee and its Executive Compensation Subcommittee (for purposes of this CD&A Report, both of which are referred to collectively as the “Committee”) of our Board of Directors. The CD&A focuses specifically on compensation earned during 2010 by our CEO, CFO and others composing the top five most highly compensated executives, collectively referred to as our named executive officers (“NEOs”).

Compensation Philosophy

Our executive compensation philosophy is grounded in the principle that the creation of shareholder value is the paramount measure of executive officer performance, and that this principle should be reflected in overall compensation. The business objectives against which we measure our performance, all of which we believe will contribute to growth in shareholder value, include:

•	Positive financial performance;

•	Preservation of a strong balance sheet;

•	Strategic and opportunistic enhancement of our asset base;

•	Positioning assets in markets that offer prospects for long-term growth in profitability;

•	Safety performance; and

•	Overall operational efficiency.

2010 Compensation Highlights

In 2010, Ensco achieved another profitable year, exceeding our earnings per share goal, while also continuing to operate in a safe and efficient manner. Our safety performance exceeded our internal targets as well as industry averages. We successfully delivered two new deepwater rigs, on time and on budget, and continued our efforts to divest the Company of older, less capable assets while upgrading our fleet with newer, premium equipment. We also successfully completed our redomestication activities which included the relocation of our Corporate headquarters to London.

Below are highlights of some of the compensation-related decisions that impacted our NEOs during 2010:

•

NEO salaries remained frozen: as a result of a decline in the drilling and oilfield services industries that largely resulted from the global economic downturn at the end of 2008, the Company decided it would be appropriate to de-emphasize certain retentive programs and generally freeze base salaries during 2009. We maintained that policy during 2010 and there were no NEO salary adjustments during the year.

•

We decided on a single grant-date approach for 2011 long-term incentive awards to executives: the Company granted long-term incentive Performance Unit awards to NEOs in March 2010, followed by time vested long-term incentive awards in the form of restricted shares and stock options in June 2010. Following consultation with its independent compensation advisor, the Committee decided on a single-grant-date approach to NEO long-term incentive awards for 2011, with Performance Units and time-vested awards granted on the same date which generally will occur shortly after the first regular Committee meeting each year.

•

Annual formula-derived bonuses for 2010 performance paid out at 118.4% of target: we exceeded our 2010 annual goals for Earnings per Share (EPS), Safety, and Strategic Team Goals (STG), and came close to achieving 100% of our goal for Return on Net Assets Employed Before Interest and Taxes (RONAEBIT).

•	This compares to bonuses that paid on average at 132.6% of target for performance during 2009.

•

Additionally, in recognition of their contributions toward the Company’s achievement of its strategic objectives, the Committee also approved a 15% increase of the formula-derived award amounts for the CEO and the CFO.

•

Long-term Performance Units paid out at 179.3% of target: for the three-year performance period ending 31 December 2010, the Company achieved Return on Capital Employed performance approaching the maximum internal goal, and ranked 4th out of 11 versus our peer group, while also achieving a rank of 3rd in Total Shareholder Return (TSR) performance.

Annual Performance	2009	2010
EPS	$5.48 (92% of target)	$4.06 (130% of target)
RONAEBIT	21.5% (115% of target)	12.7% (95% of target)
Safety (TRIR)	0.60 (200% of target)	0.59 (179% of target)

Long-Term Performance	2007 – 2009	2008 – 2010
3yr TSR rank vs. Peers	-8.1% (7th out of 11)	-9.6% (3rd out of 11)
3yr ROCE rank vs. Peers	24.0% (4th out of 11)	16.9% (4th out of 11)
3yr Abs ROCE % of goal	24.0% (233% of goal)	16.9% (209% of goal)

Compensation and Benefit Plan Reviews and Amendments

The Committee, working in concert with its compensation consultant, management and outside plan/benefit counsel, periodically reviews the Company’s compensation and benefit plans that apply to NEOs and other Company officers, managers and employees and the Company’s non-employee directors. During 2010, on recommendation of the Committee the Board approved two amendments to the Ensco Savings Plan, a qualified 401(k) plan, that primarily (1) increased the default deferral percentage under the automatic enrollment feature of the plan from 3% to 5 % to maximize newly employed participants’ benefits under the current matching provisions, (2) waived the eligibility waiting period and vesting period for eligible new employees who joined the Company upon acquisition of an offshore rig from a competitor and (3) increased the annual limit on salary deferral contributions for certain highly compensated employees who are not invited to participate in the Ensco 2005 Supplemental Executive Retirement Plan as permitted under the U.S. Internal Revenue Code. The Ensco Multinational Savings Plan was amended to waive the eligibility waiting period and vesting period for eligible new employees who joined the Company upon acquisition of an offshore rig from a competitor. The Ensco Health Plan was also amended and restated during 2010 to (1) adhere to recent changes in U.S. law applicable to healthcare plans, (2) add Flexible Spending Accounts as a benefit available under the plan and (3) permit electronic enrollment and elections under the Plan.

Executive Officer Compensation Program Design

In support of our grounding principle that executive performance should be measured (and rewarded) based on the creation of shareholder value, and in furtherance of our business objectives, we have designed our executive compensation programs to accomplish the following primary goals:

Goal	How Accomplished
1. Attract, retain, and motivate highly qualified individuals capable of leading us to achieve our business objectives

•    Utilize survey and peer group compensation data as well as the advice and counsel of the Committee’s independent advisor to help ensure that we are providing total direct compensation opportunities that are competitive with the market in which we compete for executive talent.

•    Coordinate compensation decisions with an ongoing focus on employee and executive officer development, training and succession planning.

2. Provide actual compensation that increases when we have strong financial performance and declines when we have weak financial performance (Pay for Performance)

•    Provide a significant portion of executive compensation in the form of performance-based incentives tied both to achievement of specific business objectives and to growth in shareholder value.

•    Achievement of business objectives is measured against specific annual goals and published industry safety standards.

•    Achievement of growth in shareholder value is measured implicitly through the use of time-vested equity incentives and explicitly through the use of performance-vested long-term incentives.

3. Ensure alignment with shareholders

•    Encourage long-term share ownership among our executives through the use of time-vested equity awards and share ownership guidelines.

•    Further promote focus on growth in shareholder value through the use of performance-vested long-term incentive awards tied to achievement of total shareholder return (TSR) performance and Return on Capital Employed (ROCE) performance.

Executive officer compensation is composed of three principal components, each one contributing to the accomplishment of our compensation program goals. Unlike several of our competitors, we do not provide defined benefit retirement plans.

		1 Attract & Retain	2 Pay for Performance	3 Shareholder Alignment
Base Salary	• Current cash payment is an essential factor in attracting and retaining qualified personnel.	✓
Cash bonus	• Provided to executive officers through the Ensco Cash Incentive Plan (ECIP). • Awards are tied to achievement of specific annual financial, operational, safety, and strategic goals.	✓	✓
Long-term incentives

•    Provided through a combination of restricted stock, stock options and Performance Unit awards (payable in cash or stock)

•    Promotes alignment with shareholders by tying a meaningful portion of executive rewards to long-term shareholder value creation.

		✓	✓	✓

In combination, we refer to the three principal components as Total Direct Compensation, as shown in the diagram below.

We generally target the 50th percentile, or median, of our peer group companies as a basis for base salary decisions and for the establishment of target incentive opportunities. However, the Committee also believes that our actual aggregate executive officer compensation should generally exceed the peer group median during years of exemplary performance relative to our peer group companies and should generally be below the peer group median during years of poor performance relative to our peer group companies.

For 2010, as shown in the chart below, target total direct compensation (defined as the sum of base salary, target annual incentive opportunity and the target value of long-term incentive awards) for our NEOs averaged 100% of the market median (as presented to the Committee by Pearl Meyer & Partners), with none of our NEOs more than 4% above or below the market median.

The Committee reviews the mix of base salary, cash bonus and long-term incentives annually. It does not target a fixed percentage allocation among the compensation elements, but generally aims to provide the majority of NEO compensation opportunities in the form of incentive compensation (with an emphasis on long-term incentives). The charts below show the mix of target compensation opportunities for our NEOs in 2010.

COMPENSATION METHODOLOGY AND PROCESS

Role of the Compensation Consultant

In carrying out its responsibilities for establishing, implementing and monitoring the effectiveness of our general and executive compensation philosophy, plans and programs, our Committee relies on outside experts to assist in its deliberations. During 2010, the Committee received compensation advice and data from Pearl Meyer & Partners (“PM&P”), which was initially selected and retained by the Committee to serve as an independent compensation consultant in November 2008.

The compensation consultant reports to and acts at the direction of the Committee and is independent of management. In carrying out its independent role for the Committee, PM&P is not permitted to provide consulting or other services to management except as respects provision of comparative industry surveys and data.

PM&P was engaged by the Committee to provide counsel regarding our compensation philosophy and practices, including executive and non-employee director compensation. As respects executive compensation, the services provided to the Committee by PM&P during 2010 included a review of the principal components of compensation (base salary, annual bonus and long-term incentives), peer group validation, and short and long-term incentive plan design review. In respect of non-executive director compensation, PM&P reviewed the Company’s philosophy and practices regarding general Board compensation, committee compensation, committee chair compensation and director equity award programs. As part of these reviews during 2010, PM&P provided the Committee comparative market assessments of executive and director compensation levels, including information relative to compensation trends and prevailing practices.

Throughout 2010, PM&P participated in Committee deliberations regarding compensation. The Chairman of the Committee also frequently conferred with PM&P in relation to the Committee’s activities, including the review of amendments to the Company’s compensation plans and benefit programs and the related award goals and targets.

In addition to providing the Committee information regarding compensation trends in the general marketplace, compensation practices of other companies in the drilling and oilfield services industries and regulatory compliance developments, PM&P also validated certain data that our Human Resources Department submitted to the Committee regarding incentive compensation calculations for awards payable under the ECIP and LTIP.

Role of Management

The Committee also received data regarding compensation trends, issues and recommendations from management, including Michael K. Wiley, our Vice President-Human Resources and Security, who attends all Committee meeting general sessions. In determining compensation for our executive officers other than the Chief Executive Officer, our Chief Executive Officer reviews market compensation information and individual performance factors and recommends compensation adjustments to the Committee.

Benchmarking

We compete with oilfield service companies as well as other industries and professions for executive level talent. To provide guidance to the Committee, comparative salary data are obtained from several sources, including PM&P, industry-specific surveys, and peer company proxy statements. Our peer group, which was approved by the Committee for 2010 in consultation with PM&P, was composed of the following 11 oilfield service companies of a similar size and historical financial performance:

As shown, Ensco ranked within the middle range (i.e., between the 25th and 75th percentiles of the peer group) based on FYE 2009 revenues and market cap, two key measures of financial size.

In order to provide the Committee the most meaningful market reference point, survey data and peer group statistics were adjusted using regression analysis to provide the Committee market reference points that were “size adjusted” to reflect Ensco’s projected revenue for 2010.

The Committee, in consultation with its advisors, reviews the peer group annually to ensure that it provides an appropriate reference point in terms of the business focus and financial size of the companies in the group. The Committee will conduct a similar review in 2011 in light of consolidation within the peer group as well as changes in the scope of our business.

Chief Executive Officer Compensation

Our independent directors believe the principal components of compensation for our CEO should be subject to their review and concurrence or approval. As provided in the Committee Charter, the CEO’s base salary, ECIP cash bonus and LTIP long-term equity and Performance Unit awards are reviewed and approved following consultation with and concurrence by our independent directors.

The base salary of our CEO is reviewed annually, consistent with our salary administration policy for all executive officers as discussed above. The Committee considers adjustments to base salary based upon a subjective evaluation of our CEO’s contributions to our progress in achieving certain business objectives and by reference to the median salary paid to Chief Executive Officers of our peer group companies.

In evaluating 2010 CEO performance and administering Mr. Rabun’s overall compensation, our Committee, in consultation with our independent directors, considered several performance related factors, including (1) Mr. Rabun’s leadership in conceptualizing, formulating, presenting and implementing the Company’s redomestication, (2) his success in managing our general business, (3) the Company’s achievement of outstanding safety and financial performance under his stewardship, (4) his role in the prudent management of our balance sheet, (5) his oversight of the effective start-up of two new ultra-deepwater semisubmersible rigs, (6) his leadership, judgment and insight in managing and directing the activities which culminated in the merger agreement with Pride International, Inc. and (7) his able management of our assets and human resources with a strategic focus.

Clawbacks

In establishing, implementing and administering our executive compensation philosophy, our Committee generally does not specifically consider amounts realizable from prior compensation, although such amounts are an inherent part of an overall subjective decision-making process. However, if the relevant performance measures utilized for a prior award or payment are restated or otherwise adjusted in a manner that would reduce the size of a prior award or payment, the Committee could adjust or recover such award or payment or otherwise reduce compensation in accordance with the terms of the underlying plans and applicable laws, rules and regulations, including application of the provisions of the Sarbanes-Oxley Act of 2002 in the event of a restatement of our earnings. Moreover, the Committee amended the LTIP during 2009 so as to include a provision addressing clawback of proceeds of certain prior restricted stock and stock option exercises from an LTIP participant who violates the Company’s Ethics Policy.

Compensation Risk

The Committee carefully considers the relationship between our overall compensation policies, programs and practices for executive officers and other employees and risk. The Committee continually monitors the Company’s general compensation practices, specifically the design, administration and assessment of our incentive plans, to identify any components, measurement factors or potential outcomes that might create an incentive for excessive risk-taking detrimental to the Company. The Committee has determined that the Company’s compensation plans and policies do not encourage excessive risk taking. Particular consideration was accorded to potential unintended consequences associated with establishment of ECIP and LTIP Performance Unit award goals and measurement criteria. In formulating such goals and performance criteria, the Committee focused on matters such as safety performance, financial performance, relative total shareholder return, absolute and relative return on capital employed and strategic team goals. The Committee determined that such goals and performance criteria did not encourage participation in high risk activities that are reasonably likely to have a material adverse effect on the Company.

Hedging Policy

The Company has a Securities Trading Policy and Procedure that specifically prohibits statutory insiders from engaging in short sales of the Company’s shares or buying or selling any derivative securities of the Company in the form of call or put options or otherwise. Through its annual Director & Officer Questionnaire process, the Committee requires disclosure of any margin or other borrowing on Company securities.

Tax Deductibility of Compensation

Section 162(m) of the Code generally disallows a U.S. federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to its principal executive officer or any of its three other most highly-compensated officers (other than the principal executive officer and principal financial officer), unless such compensation meets certain specific requirements. The Committee considers the implications of Section 162(m) and generally prefers to grant awards that will be deductible without limitation where doing so will further the purposes of our executive compensation philosophy. The Executive Compensation Subcommittee (the “Subcommittee”), which consists solely of two or more “outside directors” as defined by Section 162(m), has authority to approve awards relative to our most highly-compensated officers. The Subcommittee will, however, take into consideration the various other factors, together with Section 162(m) considerations, in making executive compensation decisions.

COMPONENTS OF COMPENSATION FOR 2010

Base Salary

Our Committee generally designates the 50th percentile of our peer group companies as a target for base salary because it believes our executive officers should receive a base salary that approximates the base salaries of their counterparts in the peer group and other drilling and oilfield service companies.

As previously noted, the Committee determined that, except as respects increases in responsibilities, executive officer base salaries would be unchanged during 2009 and in 2010. Our 2010 individual NEO base salaries were all within 12% of the 50th percentile market reference point presented to the Committee. The annual salaries paid to our NEOs are reported below in the Summary Compensation Table.

Cash Bonus

Our Committee believes that a significant portion of executive officer bonus compensation should be tied to the performance of the executives as a group as measured by pre-established annual financial and non-financial goals, including safety performance, strategic team goals (“STGs”), and individual goals.

Consequently, annual cash bonus opportunities for our executive officers and other key personnel are provided through the Ensco Cash Incentive Plan (“ECIP”), a primary objective of which is to create a strong link between annual cash bonuses and achievement of specific goals and objectives. The ECIP was approved by our shareholders effective 1 January 2005 and was re-approved by shareholders, including the material terms and the performance goals therein for purposes of Section 162(m) of the Code, at the 2010 General Meeting.

Impact of Individual Performance and Exercise of Discretion

The ECIP provides that failure to achieve some or all of the pre-established individual goals for executive officers could result in a reduction in the formula-derived award by up to 25% in the event achievement of the individual goals significantly fails to meet the targeted goals. Conversely, achievement of individual goals that significantly exceeds targeted performance could result in a discretionary increase of the formula-derived awards by up to 25%. The Committee’s general practice and intention is to sparingly utilize individual goal performance to increase or decrease the formula-derived bonuses so that the overall impact of the individual goals does not significantly vary the total amount of bonus paid in any fiscal year. In recognition of their contributions toward the achievement of the Company’s strategic objectives, the Committee increased the formula-derived awards of Mr. Rabun and Mr. Swent by 15% for the 2010 plan year.

The Committee also has authority to make discretionary awards to provide a means of redressing unanticipated inequities or to reward exemplary performance. However, this discretion only has been used in limited circumstances.

2010 Awards

The ECIP uses a range of performance around our targeted goals in order to determine annual payments. For 2010, our Committee approved a range of performance by approving a threshold, a target and a maximum level of performance on each of the performance measures in the plan. If the threshold for the year is not met, no bonus will be paid for that component. Payments are prorated for performance between threshold and target and between target and maximum for each component, with a maximum opportunity established at 200% of target (as shown in the diagram below).

The executive officer target bonuses shown below were intended to approximate the 50th percentile of target bonus opportunities provided to executive officers of our peer group companies. The threshold, target, and maximum incentive opportunities below are also included as dollar amounts in the footnotes to the Summary Compensation Table.

Name	2010 Incentive Award Opportunity (As a % of Salary)
	Threshold	Target	Maximum
Daniel W. Rabun	50.0%	100%	200%
James W. Swent III	30.0%	60%	120%
Williams S. Chadwick, Jr.	37.5%	75%	150%
Patrick Carey Lowe	30.0%	60%	120%
John Mark Burns	30.0%	60%	120%

Our Committee administered the ECIP bonus awards for 2010 through application of pre-established performance measures. In relation to executive officer compensation, the bonus administration was formula-derived, based upon achievement of pre-established financial, safety performance and strategic team goals in terms of:

•	Earnings Per Share (EPS)

•

Return on Net Assets Before Interest and Taxes (“RONAEBIT”—calculated as Operating Income divided by Net Assets Employed. Net Assets Employed shall be calculated as average Total Assets less cash and cash equivalents, short-term investments and non-interest bearing liabilities except for accrued interest and ECIP obligation)

•	Safety (as measured by Total Recordable Incident Rate— “TRIR”)

•	Strategic Team Goals (STG)

A formulaic review of our 2010 performance relative to pre-established goals resulted in a determination by the Committee that the overall formula-derived bonus calculation amounted to 118.4% of target, as shown below. As noted previously, the Committee provided a 15% increase to the awards for Mr. Rabun and Mr. Swent in recognition of their contributions toward the Company’s achievement of its strategic objectives during 2010.

Actual 2010 Performance Against Goals

Performance Measure	2010 Performance Goals			Actual Performance	è	Resulting % of Target Earned	x	Weighting	=	Weighted % of Target Earned
	Threshold	Target	Maximum
EPS	$2.61	$3.73	$4.85	$4.06		129.5%		30%		38.8%
RONAEBIT	9.2%	13.1%	17.0%	12.7%		94.9%		30%		28.5%
TRIR	0.81	0.70	0.56	0.59		178.6%		10%		17.9%
Strategic Team Goals	70%	95%	100%	95.5%		110.6%		30%		33.2%
TOTAL								100%		118.4%

Calculation of Individual Awards

Name	2010 Salary	x	Individual Target (% of Salary)	=	Target Opportunity ($)		Weighted % of Target Earned	=	Formula- Derived ECIP Award	+	Discretionary Adjustment	=	Actual ECIP Award
						x
Daniel W. Rabun	$878,625		100%		$878,625		118.4%		$1,040,006		$156,001		$1,196,007
James W. Swent III	$415,883		60%		$249,530		118.4%		$295,362		$44,305		$339,667
William S. Chadwick, Jr.	$550,605		75%		$412,952		118.4%		$488,803		$—		$488,803
Patrick Carey Lowe	$415,883		60%		$249,530		118.4%		$295,362		$—		$295,362
John Mark Burns	$415,883		60%		$249,530		118.4%		$295,362		$—		$295,362

The 2010 ECIP bonuses paid to our NEOs generally ranged between the 50th and 75th percentile of our peer group companies, based on data presented to the Committee during 2010. The amounts awarded to our NEOs under the ECIP for 2008, 2009 and 2010 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

2011 Awards

For the 2011 plan year, the Committee again approved three performance bands: a threshold, a target and a maximum, with plan mechanics substantially the same as in 2010. Consistent with 2010, the ECIP performance measures for the 2011 plan year consist of EPS, RONAEBIT, TRIR, and STG:

•	Financial Goals: EPS & RONAEBIT goals for 2011 were established as a percentage of budget, with the target set equal to budget, threshold at 70% of budget and maximum at 130% of budget.

•

Safety: the TRIR threshold for 2011 was set equal to the prior year’s industry standard safety average as reported by the International Association of Drilling Contractors (“IADC”). The target and maximum were established as internally developed improvements of the IADC reported industry averages.

•

STG: Strategic Team Goals for executive officers are established by our Committee within the first 90 days of each year. The 2011 STG, as approved by the Committee in March 2011, address the following seven objectives with a weighting assigned to each item as indicated: Operational Excellence (30%), Leadership and Strategic Issues (15%), Deepwater Initiative (15%), Redomestication (10%), Human Resources (10%), Systems (10%) and Corporate Compliance Initiatives (10%).

Our executive officers have the same annual incentive target award opportunities for 2011 (as a percent of salary) as they did in 2010.

Long-Term Incentives

A longstanding objective of our Committee has been to motivate, reward and retain our executive officers by means of equity compensation through our 2005 Long-Term Incentive Plan (the LTIP). The value of equity awards over time bears a direct relationship to the price of our shares, which the Committee believes promotes alignment with shareholders, instills a sense of ownership and shareholder perspective that will manifest itself in positive and sustainable long-term performance and provides a strong retentive element to our compensation program.

Long-term Incentive Approach

In order to accomplish these goals, our approach to long-term incentive compensation includes:

Device	Description	Percent of TARGET annual grant date value
Time-vested restricted shares

•      Time vested awards vesting at the rate of 33.3% per year over three years

•      Consistent with our understanding of general practices (including among our peer group companies) our unvested shares of restricted stock have dividend and voting rights on the same basis as our outstanding shares

1/3(33.3%)
Time-vested stock options		1/6(16.7%)
Performance Units

•      Performance vested award earned at the end of a three year period subject to Company performance in terms of total shareholder return (TSR) relative to peers and return on capital employed (ROCE) relative to peers and an objective internal target (as described in greater detail later in this section)

•      Units earned may be settled in shares or cash

1/2(50.0%)

Share ownership guidelines

•      Intended to further encourage accumulation of share ownership

•      Each NEO should hold a minimum of:

•      10,000 shares upon becoming an NEO

•      20,000 shares after five years of continuous service as a NEO

The guidelines are included in the Ensco Corporate Governance Policy

Our long-term incentive compensation program is designed to accord our executive officers aggregate long-term incentive award opportunities (i.e., assuming target performance) in amounts that approximate the median value of long-term incentives awarded to executive officers of our peer group companies. However, target opportunities are also based on an evaluation of individual performance. Consequently, in determining the target award amounts, the Committee considers market data, individual contributions and potential to impact long-term shareholder value, and the need to provide a strong retentive component in executive officer compensation.

The program will continually be reviewed to ensure that it is compliant and tax efficient with the overall objective of providing an optimum link between executive compensation and shareholder value creation.

Timing of Awards

Annual performance-vested long-term incentive awards were granted on 1 March 2010 in the form of Performance Units, consistent with the terms described above. Annual time-vested equity awards were issued on 1 June 2010 in the form of restricted stock and stock options, consistent with the grant terms described in the table above. Our Committee adopted a practice of granting special equity awards to newly-hired or promoted officers and key employees. The Committee also grants special equity awards to ensure the retention of officers and key employees and in further support of our succession planning efforts. During 2010, no such awards were granted to our NEOs; however, each of our NEOs received a special retention-based equity award in February 2011 as further described in this section.

Following consultation with PM&P, the Committee determined that, commencing in 2011, we will utilize a single grant date for all performance-vested and time-vested long-term incentive awards to our NEOs which generally will occur shortly after the first regular Committee meeting each year.

Performance Unit Award Design

The Committee believes utilization of time-vested equity awards provides compensation opportunities that are aligned with shareholders, encourages accumulation of equity ownership, and enhances retention. However, the Committee also believes the use of an explicitly performance-vested long-term incentive as part of our long-term incentive mix provides an important additional incentive for executives to drive growth in shareholder value that exceeds our peer group and to drive performance against specific longer-term financial goals.

Performance Unit awards under the LTIP may be earned based upon Company performance over a three-year cycle using pre-determined absolute and relative (peer group comparison) measures, as shown in the diagram below:

*	2009 was the first year in which we granted long-term Performance Units. Consequently, in 2009 we made three grants:
•	2007 – 2009 performance period grant date value was set at 1/3 of the size of a normal grant because 2/3 of the years in the performance period were already complete on the date of grant.
•	2008 – 2010 performance period grant date value was generally set at 2/3 of the size of a normal grant because 1/3 of the years in the performance period was already complete on the date of grant; however, the grants for Mr. Lowe and Mr. Burns were set at 1/3 of the size of a normal grant as each individual also received a special time-vested equity grant in 2009.
•	2009 – 2011 performance period grant date value was set at 100% of the size of a normal grant.

2010 Awards

The Committee granted Performance Unit awards to our executive officers based upon long-term absolute and relative performance criteria during 2010 for the performance period beginning 1 January 2010 and ending 31 December 2012, as described in the table below:

2010 Performance Award Matrix
Performance Measure	Weight		Threshold	Target	Maximum
Relative TSR	50%	Rank Award Multiplier	9 of 11 0.25	6 of 11 1.00	1 of 11 2.33
Relative ROCE	25%	Rank Award Multiplier	9 of 11 0.25	6 of 11 1.00	1 of 11 2.33
Absolute ROCE	25%	Percentage Achieved Award Multiplier	8% 0.00	12% 1.00	≥18% 2.33

For the purpose of the 2010 Performance Unit grants (and for the grants made during 2009), the peer group against which we measure our performance is composed of the following drilling companies listed below:

LTIP Performance Peers

Atwood Oceanics, Inc.

Diamond Offshore Drilling Inc.

Helmerich & Payne, Inc.

Hercules Offshore, Inc.

Nabors Industries Ltd.

Noble Corporation

Parker Drilling Company

Pride International Inc.

Rowan Companies Inc.

Transocean Ltd

Performance Unit awards granted under the LTIP during 2010 for the performance period beginning 1 January 2010 and ending 31 December 2012 to our NEOs as follows:

2010 – 2012 Performance Period
Named Officer	Relative TSR	Relative ROCE	Absolute ROCE	Total
Daniel W. Rabun	$837,000	$418,500	$418,500	$1,674,000
James W. Swent III	$305,000	$152,500	$152,500	$610,000
William S. Chadwick, Jr.	$567,750	$283,875	$283,875	$1,135,500
Patrick Carey Lowe	$305,000	$152,500	$152,500	$610,000
John Mark Burns	$305,000	$152,500	$152,500	$610,000

The Committee selected relative TSR and relative and absolute ROCE as the measures for the Performance Unit awards due, in part, to their prevalence in performance-based plans within our industry. Both measures also serve to align performance with shareholder interests and, as respects ROCE, constitute a meaningful measure of efficiency in a capital intensive industry.

For more detailed information, refer to the Grants of Plan-Based Awards Table and related footnotes. All 2010 restricted stock, stock options and Performance Unit awards granted under the LTIP to our NEOs are reported in the Grants of Plan-Based Awards Table.

Payout of 2008—2010 Performance Awards

Awards for the 2008 – 2010 performance period were subject to the same performance matrix as was utilized for our 2010 grants (for the 2010 – 2012 performance period), and were paid out in March 2011. The tables below summarize the calculation of final payout for those awards:

Performance Measure	Actual Performance	Corresponding Multiplier	x	Weight	=	Weighted Average Multiplier
Relative TSR	3rd of 11	1.78		50%		0.89
Relative ROCE	4th of 11	1.52		25%		0.38
Absolute ROCE	16.9%	2.09		25%		0.52
TOTAL						1.79

Name	Target Value 2008-2010 Performance Cycle	x	Weighted Average Multiplier	=	Total Award
Daniel W. Rabun	$1,116,000		1.79		$2,000,430
James W. Swent III	$406,667		1.79		$728,950
William S. Chadwick, Jr.	$757,000		1.79		$1,356,923
Patrick Carey Lowe	$203,333		1.79		$364,475
John Mark Burns	$203,333		1.79		$364,475

2011 Annual Awards

Performance Unit awards for the 2011 plan year were approved for each of our NEOs in March 2011. The threshold, target and maximum possible payouts of the awards are disclosed in the footnotes following the Summary Compensation Table. As noted previously, annual Performance Unit awards comprise 50% of our long-term incentive target for each executive. The remaining 50% of our long-term incentive targets was granted in the form of time-vested equity as shown in the following table:

Long-Term Incentive Targets

2011 Awards

Name	Options	Restricted Shares	Performance Units	Total Long-Term Incentive Targets
Daniel W. Rabun	$558,000	$1,116,000	$1,674,000	$3,348,000
James W. Swent III	$203,333	$406,667	$610,000	$1,220,000
William S. Chadwick, Jr.	$378,500	$757,000	$1,135,500	$2,271,000
Patrick Carey Lowe	$203,333	$406,667	$610,000	$1,220,000
John Mark Burns	$203,333	$406,667	$610,000	$1,220,000

2011 Special Retention-Based Equity Awards

Upon the announcement of a definitive merger agreement relative to the acquisition of Pride International, Inc., in recognition of the critical role key members of management would play in the integration and management of the combined organizations, the Committee determined that a grant of certain special retention-based restricted share equity awards would be prudent. Each NEO received a special equity award in an amount equal to his annual long-term incentive award target as shown in the following table:

Name	Annual Long-Term Incentive Target	Shares Granted
Daniel W. Rabun	$3,348,000	64,225
James W. Swent III	$1,220,000	23,404
William S. Chadwick, Jr.	$2,271,000	43,565
Patrick Carey Lowe	$1,220,000	23,404
John Mark Burns	$1,220,000	23,404

The special equity awards vest incrementally over three years with one-third of the restricted shares vesting on each award anniversary date and are not subject to early vesting under any circumstances except in the event of termination of employment following a change in control.

OTHER EXECUTIVE COMPENSATION MATTERS

Benefits

We offer health and welfare and retirement savings programs to all eligible employees. Our executive officers and management generally are eligible for the same benefit programs on the same basis as our other employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The health and welfare programs we offer include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. Beginning in January 2009, we offered the U.S.-taxpaying employee participants in our health and welfare program the option of participating in a flexible spending account, thus permitting deferral of pre-tax dollars for use in paying qualified medical and childcare expenses.

Executive officers may participate on the same basis as other employees in the employer matching and profit sharing provisions of our defined contribution savings plans on a tax-deferred basis. For 2010, the maximum total matching contribution available to executive officers and other employees who participated in the Ensco Savings Plan (a qualified 401(k) plan) and 2005 SERP was 5% of eligible salary.

Discretionary profit sharing contributions, which are directly aligned with our financial performance and profitability, amounted to 10% of eligible wages for executive officers and other employees in respect of 2010. The profit sharing awards are determined annually by our Board of Directors, following due consideration of the recommendation of our Committee. The annual profit sharing distributions generally are limited to the lesser of 4% of annual net income or 10% of eligible employee wages. The matching contributions and profit sharing awards to our NEOs are reported in the All Other Compensation column of the Summary Compensation Table.

The 2005 SERP was created to provide an additional tax-deferred savings vehicle for certain highly-compensated employees, including our NEOs, whose participation in the profit sharing and 401(k) savings plan features of the Ensco Savings Plan is restricted due to funding and contribution limitations of the Internal Revenue Code. Executive officers who participate in the 2005 SERP may elect to defer a portion of their base salary and/or annual cash bonus payments up to a percentage specified annually by our Committee and ratified by our Board of Directors. For 2010, the maximum salary deferral permitted under the SERP was 50%, inclusive of the 5% 401(k) contribution, and 100% of annual ECIP bonus payments. For 2011, maximum deferrals were maintained at the same levels.

Executive officers who elect to defer compensation in the 2005 SERP must do so annually and may direct the investment of the amount deferred and retained by us. The 2005 SERP is administered by a third party, and deferred compensation may be invested in authorized funds similar to the investment options available under the Ensco Savings Plan. Investments also may be made in funds or publicly-traded securities on a self-directed basis. Additional information regarding deferred compensation of our NEOs is reported below in the Nonqualified Deferred Compensation Table.

Employment Contracts and Potential Post-Termination Payments

The Company has contracts in place with two of our NEOs that provide for certain benefits upon termination. Neither of these contracts provide for any gross-up payments to cover taxes incurred as a result of such termination-related benefits.

In connection with succession planning activities involving the initial employment of Mr. Rabun and the promotion of Mr. Chadwick to his current position during 2006, the Committee and Board authorized contracts with Messrs. Rabun and Chadwick as described below. In December 2009, our former Delaware parent corporation entered into an amendment and restatement of the letter agreement with Mr. Chadwick and an amendment to the employment offer letter agreement with Mr. Rabun, principally to address certain requirements of Section 409(a) of the Internal Revenue Code. The severance entitlements included in the original 2006 employment agreements did not change in the December 2009 amendment and restatement.

On 6 February 2006, we entered into an employment offer letter agreement with Mr. Rabun in connection with his election as our President and appointment as a member of our Board of Directors, as amended on 22 December 2009. Under the agreement, Mr. Rabun’s initial annual base salary was set at $750,000, subject to annual review and adjustment. The agreement provided that he was eligible to receive an annual ECIP cash bonus for 2006 based upon performance against pre-established goals. Additionally, Mr. Rabun was granted 75,000 shares of restricted stock and 100,000 stock options with an exercise price of $47.12 per share, equal to the market value of our shares on 20 March 2006, the date Mr. Rabun’s employment commenced (“Initial Grants”). The Initial Grants are reported in the Outstanding Equity Awards at Fiscal Year-End Table. Pursuant to the agreement, Mr. Rabun was not eligible for an annual equity award under the LTIP during 2006.

In order to offset loss of certain retirement entitlements attendant to his former position, we made a cash contribution of $1,100,000 to Mr. Rabun’s SERP account as an employer discretionary contribution upon commencement of his employment pursuant to the agreement. This contribution was fully vested on the date of contribution. The agreement also provided that Mr. Rabun receive other benefits generally available to our executive officers and credited him with six years of prior service for purposes of determining Normal Retirement Age under the terms of the LTIP.

Under the agreement, Mr. Rabun will be entitled to a severance payment of two times his most recent base salary and target bonus as well as immediate vesting of 20% of the Initial Grants if he is involuntarily terminated other than by reason of gross negligence, malfeasance, breach of fiduciary duty or similar cause (“for cause”) or he voluntarily terminates his employment for “good reason.” Separately, in the event of an actual or constructive termination other than “for cause” within two years following a change in control, Mr. Rabun will be entitled to three times his most recent base salary and target bonus, as well as full vesting of all outstanding equity awards.

The severance protections described above will apply for the initial four years of Mr. Rabun’s employment and will renew annually thereafter unless terminated in writing by us with at least one-year prior notice. The foregoing summary is qualified in its entirety by reference to the Agreement, which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed on 6 February 2006, and the amendment, which was attached as Exhibit 10.15 to the Current Report on Form 8-K filed on 23 December 2009, both of which are incorporated herein by reference.

The table below summarizes Mr. Rabun’s estimated severance entitlement (assuming that a triggering event took place on 31 December 2010, and the price per share of our common stock was the closing market price of $53.38 on that date):

Daniel W. Rabun

Estimated Severance for Involuntary

or Good Reason Termination

Base Salary as of 31 December 2010	Target Bonus as of 31 December 2010	Initial Grants and Awards			Total
		Restricted Stock	Options
		75,000 shares	100,000 shares
$878,625	$878,625	x20% = 15,000	x20% = 20,000

x 2	x 2	x$ 53.38	x$ 6.26	(1)

$1,757,250	$1,757,250	$800,700	$125,200		$4,440,400

Estimated Severance for Actual or Constructive Termination

Following a Change in Control

Base Salary as of 31 December 2010	Target Bonus as of 31 December 2010	Outstanding on 31 December 2010
		Restricted Stock	Options		Performance Unit Awards		Total
$878,625	$878,625	148,079 shares x100% = 148,079	282,998 shares x100% = 282,998

x 3	x 3	x$53.38	x $6.43	(2)

$2,635,875	$2,635,875	$7,904,457	$1,819,677		$4,464,000	(3)	$19,459,884

(1)	Closing market price of $53.38 less the exercise price of $47.12.
(2)	This amount represents the weighted-average intrinsic value of Mr. Rabun’s 282,998 options based on the closing market price of $53.38 per share.
(3)	Performance Unit awards can be settled in shares, cash or a combination thereof at the Committee’s discretion.

On 1 March 2006, we entered into a letter agreement with Mr. Chadwick, our Executive Vice President and Chief Operating Officer, which was amended and restated effective 23 December 2009 as noted above. The agreement provided that Mr. Chadwick will be entitled to a severance payment of two times his most recent base salary and target bonus if he is involuntarily terminated other than by reason of gross negligence, malfeasance, breach of fiduciary duty or similar cause (“for cause”). Separately, in the event of an actual or constructive termination other than “for cause” within two years following a change in control, Mr. Chadwick will be entitled to three times his most recent base salary and target bonus, as well as full vesting of all outstanding equity awards.

The severance protections described above will apply for four years following Mr. Chadwick’s appointment to serve as Executive Vice President and Chief Operating Officer, which was effective 1 January 2006, and will renew annually thereafter unless terminated in writing by us with at least one-year prior notice.

The foregoing summary is qualified in its entirety by reference to the Agreement, which was attached as Exhibit 10.14 to the Current Report on Form 8-K filed on 23 December 2009.

The table below summarizes Mr. Chadwick’s estimated severance entitlement (assuming that a triggering event took place on 31 December 2010, and the price of our shares was the closing market price of $53.38 on that date):

William S. Chadwick, Jr.

Estimated Severance for Involuntary

or Good Reason Termination

Base Salary as of 31 December 2010	Target Bonus as of 31 December 2010	Total
$ 550,605	$412,952
x 2	x 2

$1,101,210	$825,904	$1,927,114

Estimated Severance for Actual or Constructive Termination

Following a Change in Control

Base Salary as of 31 December 2010	Target Bonus as of 31 December 2010	Outstanding on 31 December 2010					Total
		Restricted Stock	Options		Performance Unit Awards
$ 550,605	$412,952	87,075 shares x 100% = 87,075	152,548 shares x 100% = 152,548

x 3	x 3	x$53.38	x $8.71	(1)

$1,651,815	$1,238,856	$4,648,064	$1,328,693		$3,028,000	(2)	$11,895,428

(1)	This amount represents the weighted-average intrinsic value of Mr. Chadwick’s 152,548 options based on the closing market price of $53.38 per share.
(2)	Performance Unit awards can be settled in shares, cash or a combination thereof at the Committee’s discretion.

The LTIP provides certain benefits in the event of a dissolution, liquidation, reorganization or change in control of the Company. If the Company is dissolved or liquidated, all outstanding awards will immediately vest or become exercisable or payable in full, and all forfeiture restrictions will lapse upon such date to be fixed by the Committee. The Committee will provide written notice to each participant at least 30 days in advance of the fixed date.

If the employment of an LTIP participant is terminated without cause or if a participant resigns from his or her employment for “good reason” within the two-year period following a change in control of the Company, all of his or her outstanding awards under the LTIP will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse. A “change in control” will be deemed to occur under the LTIP if any person acquires beneficial ownership of 50% or more of our voting securities; or there is a change in the composition of a majority of the then-incumbent Board of Directors. A participant will be deemed to have resigned for “good reason” if, after notice and a 30 day period to cure, any of the following events have occurred: (i) without the participant’s express written consent, the assignment of the participant to any position which is not at least equivalent to the participant’s duties, responsibilities and status within the Ensco group immediately prior to the change in control; (ii) a reduction of the participant’s base salary or of any bonus compensation formula applicable to him or her immediately prior to the change in control; (iii) a failure to maintain, or the taking of any action that would materially effect the participant’s participation in or reduce the participant’s benefits under, any of the employee or material fringe benefits to which participant is entitled at a level substantially equal to or greater than the value to him or her and his or her dependents of those employee benefits in effect immediately prior to the change in control; (iv) the failure to permit the participant to take substantially the same number of paid vacation days and leave to which the participant is entitled immediately prior to the change in control; or (v) requiring the participant who is based in the office in Dallas, Texas on the date a change in control occurs to be based anywhere other than within a fifty (50) mile radius of the office in Dallas, Texas, except for required travel on business to an extent substantially consistent with the participant’s business travel obligations immediately prior to the change in control.

Estimated severance entitlements under the LTIP following a dissolution or liquidation or an actual or constructive termination upon a change of control, for Messrs. Swent, Lowe and Burns are as follows (assuming a triggering event took place on 31 December 2010, and the price per share of our common stock was the closing price of $53.38 on that date):

	Restricted Stock	Stock Options*	Performance Unit Awards	Total
James W. Swent III	$3,098,122	$694,556	$1,626,667	$5,419,345
Patrick Carey Lowe	$2,405,890	$491,544	$1,423,333	$4,320,767
John Mark Burns	$2,934,405	$491,544	$1,423,333	$4,849,282

*	These amounts represent the intrinsic value of options based on a closing market price of $53.38 per share.

Retirement and Other Benefits

All full-time U.S. taxpayer employees are eligible to participate in the Ensco Savings Plan, and beginning in January 2009, certain of our non-U.S. employees are eligible to participate in the Ensco Multinational Savings Plan. Executive officers and other key personnel are entitled to participate in the 2005 SERP. We do not have a defined benefit pension plan.

Perquisites and Other Personal Benefits

In conformity with our Committee’s conservative philosophy, and except as respects the overseas allowances described below, our executive officers receive only limited perquisites involving items such as wholly or partially-paid club memberships and, on the same basis as other employees, subsidized office parking. Our executive officers are eligible to receive company-paid or company-subsidized life insurance, medical and disability coverage on the same basis as our other employees.

Overseas Allowances

In connection with the redomestication, the Committee and PM&P participated in development of allowances and reimbursements for our executive officers who attain expatriate status by relocating to our principal executive offices in London as follows:

•	a foreign service premium equal to 15% of the executive’s base salary;

•	a cost of living allowance equal to a percentage of the executive’s base salary: (a) 15.25% for the CEO, (b) 15.65% for senior vice presidents and (c) 16.45% for vice presidents and senior managers;

•

a lump sum relocation allowance equal to one month’s base salary plus $10,000 (not to exceed $80,000 in the aggregate) and standard outbound services, including “house hunting” trips, tax preparation services, home sales assistance, shipment of personal effects and other relocation costs;

•	a monthly housing allowance of up to (a) $27,917 for the CEO; (b) $20,833 for senior vice presidents and (c) $14,333 for vice presidents and senior managers;

•	a monthly transportation allowance of up to $2,500;

•	an annual home leave allowance including air fare for the employee, spouse and eligible dependents;

•	eligible dependents’ schooling assistance; and

•

an additional benefit designed to equalize the home country income tax paid by the expatriate so that his or her total home country income tax costs will be no more or less than an amount that would have been incurred had the expatriate not accepted the expatriate assignment and remained in the home country in the same capacity.

Such benefits are customary for expatriate assignments in our industry. The Company’s overseas allowances are intended to approximate the expatriate benefits received by industry peer executives and managers and will be subject to periodic review by the Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned by each of our NEOs for the fiscal years ended 31 December 2010, 2009 and 2008:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Share Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)(5)(6)	All Other Compensation ($)(7)	Total ($)
Daniel W. Rabun	2010	$878,625	$2,467,728	$558,014	$1,196,007	$2,040,689	$7,141,063
Chairman, President and Chief Executive Officer	2009	$878,625	$5,153,199	$558,008	$1,165,446	$154,655	$7,909,933
	2008	$851,813	$5,506,847	$—	$1,173,784	$148,196	$7,680,640

James W. Swent III	2010	$415,883	$899,257	$203,342	$339,667	$1,647,934	$3,506,083
Senior Vice President— Chief Financial Officer	2009	$415,883	$2,133,022	$203,361	$330,987	$75,896	$3,159,149
	2008	$403,192	$1,676,153	$—	$350,148	$75,404	$2,504,897

William S. Chadwick, Jr.	2010	$550,605	$1,673,955	$378,507	$488,803	$185,721	$3,277,591
Executive Vice President and Chief Operating Officer	2009	$550,605	$3,495,417	$378,495	$547,757	$97,125	$5,069,399
	2008	$533,803	$2,394,453	$—	$563,416	$96,328	$3,588,000

Patrick Carey Lowe	2010	$415,883	$899,257	$203,342	$295,362	$1,426,240	$3,240,084
Senior Vice President	2009	$366,721	$2,803,740	$203,361	$330,987	$63,304	$3,768,113

John Mark Burns	2010	$415,883	$899,257	$203,342	$295,362	$1,390,145	$3,203,989
Senior Vice President	2009	$366,721	$2,378,340	$203,361	$330,987	$67,412	$3,346,821

(1)	The amounts disclosed in this column include amounts voluntarily deferred under the Ensco Savings Plan and the 2005 Ensco Supplemental Executive Retirement Plan (referred to collectively along with the Ensco Supplemental Retirement Plan as the “SERP” in the Executive Compensation tables and related footnotes) as disclosed in the Nonqualified Deferred Compensation Table.
(2)	The amounts disclosed in this column for 2008 represent the aggregate grant-date fair value of restricted stock awards. The amounts disclosed in this column for 2009 and 2010 represent the aggregate grant-date fair value of restricted stock awards and Performance Unit awards as follows:

	Year	Restricted Stock	Performance Unit Awards	Total
Daniel W. Rabun	2010	$1,115,973	$1,351,755	$2,467,728
	2009	$1,116,069	$4,037,130	$5,153,199
James W. Swent III	2010	$406,682	$492,575	$899,257
	2009	$661,905	$1,471,117	$2,133,022
William S. Chadwick, Jr.	2010	$757,039	$916,916	$1,673,955
	2009	$756,970	$2,738,447	$3,495,417
Patrick Carey Lowe	2010	$406,682	$492,575	$899,257
	2009	$1,682,865	$1,120,875	$2,803,740
John Mark Burns	2010	$406,682	$492,575	$899,257
	2009	$1,257,465	$1,120,875	$2,378,340

Grant-date fair value for restricted stock and Performance Unit awards is measured using the market value of our shares on the date of grant and the estimated probable payout on the date of grant, respectively, as described in Note 9 to our 31 December 2010 audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on 24 February 2011. If the maximum level of payout is achieved under the 2010 Performance Unit award grants, the aggregate fair value of the related Performance Unit awards would be: Mr. Rabun $3,900,420, Mr. Swent $1,421,300, Mr. Chadwick $2,645,715, Mr. Lowe $1,421,300 and Mr. Burns $1,421,300. Performance Unit awards may be settled in shares of the Company, cash or combination thereof at the Company’s discretion.

Performance Unit awards were granted under the LTIP during 2009 for the performance period beginning 1 January 2008 and ending 31 December 2010. The performance measures and actual results were as follows:

Performance Measure	Weight		Threshold	Target	Maximum	Actual Results	% of Target Payout Achieved
Relative TSR	50%	Rank Award Multiplier	9 of 11 0.25	6 of 11 1.00	1 of 11 2.33	3	178%
Relative ROCE	25%	Rank Award Multiplier	9 of 11 0.25	6 of 11 1.00	1 of 11 2.33	4	152%
Absolute ROCE	25%	Percentage Achieved Award Multiplier	8% 0.00	12% 1.00	≥18% 2.33	16.9%	209%

Performance Unit awards granted under the LTIP during 2009 for the performance period beginning 1 January 2008 and ending 31 December 2010 were paid in cash in March 2011 to our NEOs as follows:

	Relative TSR	Relative ROCE	Absolute ROCE	Total
Daniel W. Rabun	$993,240	$424,080	$583,110	$2,000,430
James W. Swent III	$361,933	$154,533	$212,484	$728,950
William S. Chadwick, Jr.	$673,730	$287,660	$395,533	$1,356,923
Patrick Carey Lowe	$180,967	$77,267	$106,241	$364,475
John Mark Burns	$180,967	$77,267	$106,241	$364,475

(3)	The amounts disclosed in this column represent the grant-date fair value of stock options. The grant-date fair value of each stock option is estimated using the Black-Scholes option valuation model. Assumptions used in this model are included in Note 9 to our 31 December 2010 audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on 24 February 2011.
(4)	The amounts disclosed in this column represent bonuses awarded for the 2010, 2009 and 2008 plan years pursuant to the ECIP. Such bonuses were awarded and paid during the following year based upon the achievement of pre-determined financial, safety performance and strategic team goals during the plan year. The 2010 amounts disclosed in this column include amounts voluntarily deferred under the SERP as follows: Mr. Rabun $1,178,665, Mr. Swent $169,834, Mr. Lowe $147,681 and Mr. Burns $67,933.
(5)	Under the ECIP, our executive officers and other management employees may receive an annual cash bonus based upon achievement of pre-determined financial, safety performance and strategic team goals. The ECIP uses performance bands to determine annual payments: a threshold, a target and a maximum for each of our executive officers. If the threshold for the fiscal year is not met, no bonus is paid for that component. Payments are prorated for performance between the threshold and target and between the target and maximum for each component.

In March 2010, the Committee approved financial, safety performance and strategic team goals for our executive officers for the 2010 plan year. The ECIP performance measures and actual results for the executive officers for the 2010 plan year were as follows:

2010 ECIP PERFORMANCE MEASURES

Performance Measures	Weighting	Threshold	Target	Maximum	Actual Results	% of Target Achieved*
EPS	30%	$2.61	$3.73	$4.85	$4.06	129.5%
RONAEBIT	30%	9.2%	13.1%	17.0%	12.7%	94.9%
Safety (TRIR)	10%	0.81	0.70	0.56	0.59	178.6%
Strategic Team Goals	30%	70%	95%	100%	95.5%	110.6%

TOTAL AWARD	100%					118.4%

*	The Committee set a maximum percentage target achievement of 200% for 2010.

The Committee administered the ECIP bonus awards for 2010 by reference to pre-established performance measures and goals. The bonus administration, which was formula-derived based upon achievement of pre-established financial, safety performance and strategic team goals, was processed following a 15% discretionary increase in the total formula-derived payouts to Messrs. Rabun and Swent. The threshold, target and maximum estimated possible payouts for our NEOs for the 2010 plan year and the related actual payouts to our NEOs made in March 2011 were as follows:

	Threshold	Target	Maximum	Actual
Daniel W. Rabun	$439,313	$878,625	$1,757,250	$1,196,007
James W. Swent III	$124,765	$249,530	$499,060	$339,667
William S. Chadwick, Jr.	$206,476	$412,952	$825,904	$488,803
Patrick Carey Lowe	$124,765	$249,530	$499,060	$295,362
John Mark Burns	$124,765	$249,530	$499,060	$295,362

(6)	For the 2011 plan year, three performance bands were approved: a threshold, a target and a maximum. If the threshold for the fiscal year is not met, no bonus will be paid for that component. Payments are prorated for performance between the threshold and target and between the target and maximum for each component.

The threshold, target and maximum estimated possible payouts for our NEOs under the ECIP for the 2011 plan year were approved by the Committee in March 2011 as follows:

	Threshold	Target	Maximum
Daniel W. Rabun	$439,313	$878,625	$1,757,250
James W. Swent III	$124,765	$249,530	$499,060
William S. Chadwick, Jr.	$206,476	$412,952	$825,904
Patrick Carey Lowe	$124,765	$249,530	$499,060
John Mark Burns	$124,765	$249,530	$499,060

(7)	See All Other Compensation Table.

Base salary for our executive officers is set relative to the median of a peer group of oilfield service companies approved by our Committee. Our 2010 peer group companies are described under the heading “Compensation Methodology and Process.” Actual salaries are based on the Committee’s assessment of each executive’s overall contribution to the achievement of our business objectives as well as comparisons to similar positions at our peer group companies.

As described above under the heading “Employment Contracts, Termination of Employment Arrangements and Potential Post-Termination Payments,” in connection with the redomestication in December 2009 we revised the original letter agreements with Messrs. Rabun and Chadwick addressing severance protection. The December 2009 revision of the agreements did not change the severance benefits of the original 2006 employment agreements.

All Other Compensation Table

The table below summarizes overseas allowances, premiums paid for group term life insurance, contributions to various benefit plans we sponsor and other payments (see footnotes) for the fiscal year ended 31 December 2010:

All Other Compensation Table

For the Year Ended 31 December 2010

Name	Overseas Allowances(1)	Group Term Life Insurance(2)	Ensco Savings Plan(3)	Profit Sharing Plan(4)	SERP(5)	Dividends on Non- Vested Restricted Stock Awards(6)	Other(7)	Total All Other Compensation
Daniel W. Rabun	$1,614,052	$10,062	$12,250	$89,999	$32,749	$159,442	$122,135	$2,040,689
James W. Swent III	$1,339,167	$12,783	$12,250	$42,600	$9,050	$66,508	$165,576	$1,647,934
William S. Chadwick, Jr.	$—	$7,524	$12,250	$56,399	$15,949	$93,599	$—	$185,721
Patrick Carey Lowe	$1,132,921	$4,918	$12,250	$42,600	$9,050	$60,576	$163,925	$1,426,240
John Mark Burns	$1,176,148	$3,306	$12,250	$42,644	$9,072	$66,354	$80,371	$1,390,145

(1)	In connection with the redomestication, the Committee and PM&P participated in development of allowances and reimbursements for our executive officers who attain expatriate status by relocating to our principal executive offices in London, as described in further detail under the heading “Overseas Allowances.” Such benefits paid to our NEOs for the year ended 31 December 2010 included the following:

	Cost of Living Allowance	Foreign Service Premium	Housing Allowance	Tax Equalization	Transportation Allowance	Dependent Tuition Allowance	Total
Daniel W. Rabun	$108,878	$97,347	$284,692	$1,098,693	$24,442	$—	$1,614,052
James W. Swent III	$52,921	$46,078	$236,529	$958,539	$24,435	$20,665	$1,339,167
Patrick Carey Lowe	$52,956	$46,078	$146,551	$862,897	$24,439	$—	$1,132,921
John Mark Burns	$52,948	$46,078	$208,013	$844,673	$24,436	$—	$1,176,148

(2)	The amounts disclosed in this column represent the group term life insurance premiums paid for each NEO in excess of the first $50,000 of coverage.
(3)	The amounts disclosed in this column represent the maximum allowable portion of our matching contributions paid into each NEO’s Ensco Savings Plan account.
(4)	The amounts disclosed in this column represent our profit sharing contributions for 2010 paid into each NEO’s Ensco Savings Plan and/or SERP account during the first quarter of 2011.
(5)	The amounts disclosed in this column represent matching contributions paid into each NEO’s SERP account.
(6)	The amounts disclosed in this column represent the dividends earned and paid on the NEO’s unvested shares of restricted stock during 2010.
(7)	The amounts disclosed in this column represent relocation expenses paid during 2010 in respect of certain of our NEOs’ relocation to our principal executive offices in London. In connection with the relocations, during 2010 the Company assisted Messrs. Swent and Lowe with the sale of their prior residences in the Dallas, Texas area. The Company agreed to purchase their residences after Messrs. Swent and Lowe were unable to sell them within a specified time after their relocation to London. The amounts disclosed in this column for Messrs. Swent and Lowe include certain repair and maintenance expenses paid in respect of the aforementioned purchase of their former residences. Upon the sale of each property, any additional expenses paid by the Company in regards to commissions and other selling costs, in addition to any losses incurred based on the final selling price of each house, will be reported as compensation to the respective NEO in the year in which the property is sold.

Grants of Plan-Based Awards Table

The table below contains information regarding grants of restricted stock, stock options and Performance Unit awards for the fiscal year ended 31 December 2010:

Grants of Plan-Based Awards Table

For the Year Ended 31 December 2010

Name	Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1)(2)(3)			All Other Stock Awards: Number of Shares or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Closing Price on Grant Date ($/Sh)(5)	Grant-Date Fair Value of Stock & Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
Daniel W. Rabun	6/1/2010	5/25/2010				32,394		$34.45	$1,115,973
	6/1/2010	5/25/2010					50,499	$34.45	558,014
	3/1/2010	3/1/2010	$313,875	$1,674,000	$3,900,420				$1,351,755

James W. Swent III	6/1/2010	5/25/2010				11,805		$34.45	$406,682
	6/1/2010	5/25/2010					18,402	$34.45	$203,342
	3/1/2010	3/1/2010	$114,375	$610,000	$1,421,300				$492,575

William S. Chadwick, Jr.	6/1/2010	5/25/2010				21,975		$34.45	$757,039
	6/1/2010	5/25/2010					34,254	$34.45	$378,507
	3/1/2010	3/1/2010	$212,906	$1,135,500	$2,645,715				$916,916

Patrick Carey Lowe	6/1/2010	5/25/2010				11,805		$34.45	$406,682
	6/1/2010	5/25/2010					18,402	$34.45	$203,342
	3/1/2010	3/1/2010	$114,375	$610,000	$1,421,300				$492,575

John Mark Burns	6/1/2010	5/25/2010				11,805		$34.45	$406,682
	6/1/2010	5/25/2010					18,402	$34.45	$203,342
	3/1/2010	3/1/2010	$114,375	$610,000	$1,421,300				$492,575

(1)

The amounts in this column represent the estimated future payouts under the LTIP for the Performance Unit awards approved by the Committee in March 2010. The Performance Unit awards were granted to certain of the Company’s executive officers and are based upon three financial performance measurements, each measured over a three-year performance period. These awards may be settled in Company shares, cash or a combination thereof at the Company’s discretion upon attainment of specified performance goals based on relative TSR and absolute and relative ROCE. The goals for the Performance Unit awards granted in March 2010 have three performance bands: a threshold, a target and a maximum. If the minimum threshold for the respective financial performance measure is not met, no amount will be paid for that component. Payments are prorated for performance between the threshold and target and between the target and maximum for each component. The related performance measures and possible payouts are disclosed in Note (3) below.

(2)	In respect of the Performance Unit awards, TSR is defined as (i) dividends paid during the performance period plus the ending share price of the performance period minus the beginning share price of the performance period (ii) divided by the beginning share price of the performance period. Beginning and ending share prices are based on the average closing prices during the quarter preceding the performance period and the final quarter of the performance period, respectively. ROCE is defined as (i) net income, adjusted for any nonrecurring gains and losses, plus after-tax net interest expense, divided by (ii) total equity as of January 1 of the respective year plus the average of the long-term debt balances as of January 1 and December 31 of the respective year.
(3)	The Company’s relative performance is evaluated against a group of ten peer companies, consisting of Atwood Oceanics, Inc., Diamond Offshore Drilling, Inc., Helmerich & Payne, Inc., Hercules Offshore, Inc., Nabors Industries Ltd., Noble Corporation, Parker Drilling Company, Pride International, Inc., Rowan Companies, Inc. and Transocean Ltd. If the group decreases in size during the performance period as a result of mergers, acquisitions or economic conditions, the applicable multipliers will be adjusted to pre-determined amounts based on the remaining number of peer group companies for the two relative performance measures.

Performance Unit awards were granted under the LTIP for the performance period beginning 1 January 2010 and ending 31 December 2012 as follows:

Performance Measure	Weight		Threshold	Target	Maximum
Relative TSR	50%	Rank Award Multiplier	9 of 11 0.25	6 of 11 1.00	1 of 11 2.33
Relative ROCE	25%	Rank Award Multiplier	9 of 11 0.25	6 of 11 1.00	1 of 11 2.33
Absolute ROCE	25%	Percentage Achieved Award Multiplier	8% 0.00	12% 1.00	≥18% 2.33

(4)	The amounts disclosed in this column reflect the number of shares of restricted stock granted to each NEO pursuant to the LTIP.
(5)	The amounts disclosed in this column represent the closing price on the date of grant used to determine the grant-date fair value of restricted stock and the exercise price of stock options granted to each NEO.

In March 2011, the Committee approved Performance Unit awards for certain of our executive officers for the 2011 plan year. These awards may be settled in Company shares, cash or a combination thereof at the Committee’s discretion upon attainment of specified performance goals based on relative TSR and absolute and relative ROCE. The resulting threshold, target and maximum estimated possible payouts for our NEOs for the Performance Unit awards granted in March 2011 were as follows:

	Threshold	Target	Maximum
Daniel W. Rabun	$313,875	$1,674,000	$3,900,420
James W. Swent III	$114,375	$610,000	$1,421,300
William S. Chadwick, Jr.	$212,906	$1,135,500	$2,645,715
Patrick Carey Lowe	$114,375	$610,000	$1,421,300
John Mark Burns	$114,375	$610,000	$1,421,300

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the number of unexercised stock options segregated by those that were exercisable and those that were unexercisable as of 31 December 2010 and the number and amount of shares of restricted stock and Performance Unit awards that had not vested as of 31 December 2010:

Outstanding Equity Awards at Fiscal Year-End Table

For the Year Ended 31 December 2010

	Option Awards					Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Daniel W. Rabun	75,000	—		$47.120	3/20/2013	148,079	(2)	$7,904,457	163,569	$8,731,305
	93,750	31,250	(3)	$60.740	6/1/2014
	10,833	21,666	(4)	$41.290	6/1/2016
	—	50,499	(5)	$34.450	6/1/2017

James W. Swent III	7,500	—		$33.545	6/1/2012	58,039	(6)	$3,098,122	59,604	$3,181,658
	17,500	—		$50.280	6/1/2013
	30,000	10,000	(7)	$60.740	6/1/2014
	3,948	7,896	(8)	$41.290	6/1/2016
	—	18,402	(9)	$34.450	6/1/2017

William S. Chadwick, Jr.	8,750	—		$33.545	6/1/2012	87,075	(10)	$4,648,064	110,951	$5,922,579
	21,250	—		$46.240	2/27/2013
	28,750	—		$50.280	6/1/2013
	25,000	12,500	(11)	$60.740	6/1/2014
	7,348	14,696	(12)	$41.290	6/1/2016
	—	34,254	(13)	$34.450	6/1/2017

Patrick Carey Lowe	3,948	7,896	(8)	$41.290	6/1/2016	45,071	(14)	$2,405,890	50,729	$2,707,892
	—	18,402	(9)	$34.450	6/1/2017

John Mark Burns	3,948	7,896	(8)	$41.290	6/1/2016	54,972	(15)	$2,934,405	50,729	$2,707,892
	—	18,402	(9)	$34.450	6/1/2017

(1)

The number of unearned Performance Unit awards and market value of unearned Performance Unit awards disclosed in these columns assume the total estimated Performance Unit award is paid out at the threshold level of performance in Company shares using the closing share price on 31 December 2010, except where the previous fiscal year’s performance has exceeded the threshold, in which case the amounts are based on the next higher performance measure (target or maximum). The initial Performance Unit awards granted during 2009 were phased-in for the first three years to provide initial pro-rata annual awards in advance of the 2012 vesting date for the first full cycle. The initial two phased-in Performance Unit awards to our NEOs were generally based upon  1/3 and  2/3 allocations of full (three-year) cycle awards and vested during 2010 and 2011, respectively. Subsequent Performance Unit award grants are based upon a three-year cycle with vesting at the end of the cycle. The Performance Unit awards may be settled in Company shares, cash or a combination thereof at the Company’s discretion.

(2)	5,000 Shares vest annually until 20 March 2011; 17,343 Shares vest annually until 1 June 2012; 26,131 Shares vest annually until 1 June 2013; and 5,000 Shares vest annually until 20 March 2016, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(3)	31,250 Options vest annually until 1 June 2011, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(4)	10,833 Options vest annually until 1 June 2012, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(5)	16,833 Options vest annually until 1 June 2013, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(6)	2,333 Shares vest annually until 1 June 2011; 3,000 Shares vest annually until 30 September 2011; 5,950 Shares vest annually until 1 June 2012; 8,602 Shares vest annually until 1 June 2013; and 5,000 Shares vest annually until 28 July 2013, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(7)	10,000 Options vest annually until 1 June 2011, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(8)	3,948 Options vest annually until 1 June 2012, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(9)	6,134 Options vest annually until 1 June 2013, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(10)	3,833 Shares vest annually until 1 June 2011; 9,444 Shares vest annually until 1 June 2012; 13,992 Shares vest annually until 1 June 2013; 4,000 Shares vest annually until 14 November 2013; and 1,063 Shares vest annually until 27 February 2016, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(11)	12,500 Options vest annually until 1 June 2011, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(12)	7,348 Options vest annually until 1 June 2012, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(13)	11,418 Options vest annually until 1 June 2013, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(14)	15,000 Shares vest annually until 30 September 2011; 3,283 Shares vest annually until 1 June 2012; 3,935 Shares vest annually until 1 June 2013; and 3,900 Shares vest annually until 18 August 2013, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(15)	10,000 Shares vest annually until 30 September 2011; 3,283 Shares vest annually until 1 June 2012; 3,935 Shares vest annually until 1 June 2013; and 8,867 Shares vest annually until 2 June 2013, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

Our Committee adopted a practice of granting special equity awards to officers and key employees who are newly-hired or promoted. During 2010, no such awards were granted to our NEOs.

Option Exercises and Share Vested Table

The following table sets forth information regarding aggregate stock option exercises during the year ended 31 December 2010 and aggregate shares of restricted stock that vested during the year ended 31 December 2010:

Option Exercises and Share Vested Table

For the Year Ended 31 December 2010

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel W. Rabun	—	$—	42,676	$1,579,519
James W. Swent III	—	$—	22,450	$847,498
William S. Chadwick, Jr.	—	$—	22,757	$795,470
Patrick Carey Lowe	—	$—	22,183	$958,103
John Mark Burns	—	$—	22,150	$873,873

Nonqualified Deferred Compensation Table

Executive officers who participate in the SERP may elect to defer a portion of their base salary and/or annual cash bonus payments up to a percentage specified annually by our Committee and ratified by our Board of Directors. For 2010, the maximum salary deferral was 50%, inclusive of the 5% 401(k) contribution, and 100% of annual ECIP bonus payments. For 2011, maximum deferrals were maintained at the same levels.

Executive officers who elect to defer compensation in the SERP must do so annually prior to the beginning of each calendar year and may direct the investment of the amount deferred and retained by us. The SERP is administered by a third party, and deferred compensation may be invested in authorized funds that are similar to the investment options available under the Ensco Savings Plan, except as respects the option to self-direct investments in a brokerage account. The following table sets forth information regarding the activity in each NEO’s SERP account for the year ended 31 December 2010:

Nonqualified Deferred Compensation Table

For the Year Ended 31 December 2010

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
Daniel W. Rabun	$32,749	$93,976	$207,197	$—	$4,423,278
James W. Swent III	$141,444	$25,128	$217,502	$—	$1,270,603
William S. Chadwick, Jr.	$100,548	$45,172	$261,761	$—	$1,482,702
Patrick Carey Lowe	$174,543	$20,212	$65,407	$—	$550,063
John Mark Burns	$9,071	$20,190	$26,716	$—	$165,333

(1)	The amounts disclosed in this column are also reported in the “Salary” or “Non-Equity Incentive Plan Compensation” column for each of the NEOs in the Summary Compensation Table.
(2)	The amounts disclosed in this column are also disclosed in the “All Other Compensation” column of the Summary Compensation Table and are further described in the All Other Compensation Table.
(3)	The amounts disclosed in this column represent earnings on invested funds in each NEO’s individual SERP account. The SERP is administered by a third party, and deferred compensation may be invested in authorized funds which are similar to the investment options available under the Ensco Savings Plan, except as respects the option to self-direct investments in a brokerage account. There were no above-market or preferential earnings.

The SERP provides a tax-deferred savings plan for certain highly-compensated employees, including all of the NEOs, whose participation in the profit sharing and 401(k) savings plan features of the Ensco Savings Plan is restricted due to funding and contribution limitations of the Internal Revenue Code. The SERP is a nonqualified plan where eligible employees may voluntarily defer a portion of their compensation for use after separation of employment. The bases upon which the deferred funds are paid following separation of employment are determined by each NEO upon establishment of an election to defer compensation in accordance with, and within the parameters of, the applicable Internal Revenue Code provisions and generally may not be modified thereafter. Payment elections include lump sum payment and substantially equal monthly payments with the option to delay payment up to 24 months from separation of employment.

Compensation of Non-Employee Directors

Compensation of our non-employee directors is composed of (1) an annual retainer, (2) a Lead Director, Committee or Subcommittee chairperson retainer, (3) Board and committee meeting fees and (4) an annual equity award. The total non-employee director compensation generally is intended to approximate the median of our peer company group. Non-employee director compensation is reviewed by our Committee and Board periodically and is generally based upon comparative data obtained from management and outside sources such as PM&P and proxy statements. Our non-employee director compensation, as well as the associated plans, plan administration and philosophy, are periodically reviewed by the Committee and Board. During 2009, based on comparative data presented to the Committee, our total non-employee director compensation levels were slightly above the median of our peer group companies.

In May 2009, our Committee and the Board completed an extensive review of director compensation, which included review of data received from PM&P. As a result of the review, it was determined that retention of the annual retainer of $48,000 per year was appropriate, as was the fee of $2,000 for each Board of Directors and committee meeting attended in person or by telephone or videoconference. It was determined that, effective 1 June 2009, the supplemental annual retainer to non-employee directors who served as chairpersons of a standing Board committee should be increased from $5,000 to $15,000 and that the former additional $1,000 for each committee meeting a director chaired should be eliminated. Additionally, in May 2009 it was determined that Audit Committee Chairman Gerald Haddock should receive a supplemental one-time annual fee of $30,000, paid quarterly for the period 1 June 2009 through 31 May 2010, in recognition of the efforts he expended on compliance enhancement and FCPA-related matters. In May 2010, our Committee and Board conducted its annual review of director compensation and determined that the total non-employee director compensation generally approximated the median of our peer group companies and remained appropriate. Effective upon the 1 March 2011 establishment of the Lead Director function and appointment of Paul E. Rowsey, III to serve as Lead Director, on recommendation of the Committee the Board approved a supplemental annual retainer fee of $20,000 for the Lead Director based upon comparative data provided by PM&P.

It also was determined that future equity to be granted annually to each of the incumbent non-employee directors would be comprised of a variable number of restricted shares equivalent to an aggregate value of $230,000 based on the closing price of the Company’s shares on the date of grant. New non-employee directors will receive an initial grant of restricted stock of an equivalent dollar value at the same time as the annual grants are made to incumbent directors. These changes in our director equity compensation policy became effective 1 June 2009.

The LTIP provides that restricted shares vest in the event a non-employee director retires “with the consent of the Board.” In November 2007, our Committee and Board considered various criteria for director retirement with commensurate vesting of outstanding restricted shares. Following deliberation, our Board determined that a non-employee director will be deemed to have retired from the Board for purposes of restricted share vesting under the LTIP after having served at least five years on the Board as a non-employee director. These provisions applied to former Director David Carmichael, who retired from our Board upon expiration of his term on 25 May 2010.

During 2010, each of our non-employee directors received an annual retainer of $48,000, paid quarterly. Additionally, each non-employee director received $2,000 for each Board of Directors and committee meeting attended in person or by telephone or videoconference. No such fees were paid in respect of any subcommittee meetings during 2010. Non-employee directors that served as a chairperson of a standing Board committee received a $15,000 supplemental annual retainer. Additionally, non-employee directors may receive a $2,000 meeting fee for participating in substantive meetings on behalf of the Company involving matters associated with their service on our Board or a Board committee or Subcommittee. No such meeting fees were paid in 2010.

Upon establishment of the Management Succession Subcommittee of the Nominating, Governance and Compensation Committee in November of 2010, the Board approved payment of a $15,000 supplemental annual retainer payable to the Subcommittee Chairperson. However, upon establishment of the Lead Director function the Board determined that the Subcommittee Chairperson fee will not be payable when the Lead Director serves as the Subcommittee Chairman. No supplemental retainer or fee is paid to the Chairman of the Executive Compensation Subcommittee inasmuch as the Subcommittee is chaired by the Nominating, Governance and Compensation Committee Chairman, Thomas L. Kelly II.

On 25 May 2010, in accordance with the compensation policy, restricted shares equivalent to an aggregate value of $230,000, based on the closing price of the Company’s shares on the date of grant, were granted to Dr. Rodriguez and Messrs. Clark, Gaut, Haddock, Kelly, Rattie and Rowsey. In conformity with our general policy of issuing all annual equity awards on the first business day of June, the 2010 non-employee director annual equity awards were issued effective 1 June 2010.

Restricted shares granted to non-employee directors vest (restrictions lapse) at the rate of 20% each year over a five-year period or upon retirement from our Board. Although no stock options were granted to non-employee directors during 2010, stock options granted to our non-employee directors during prior periods generally vest upon grant and have a seven-year term.

Equity accumulation by our non-employee directors is generally encouraged, and we adopted specific security ownership guidelines during 2007. The guidelines, which are included in the Ensco Corporate Governance Policy, provide that each non-employee director should hold a minimum of 2,500 of our shares upon becoming a director and should hold a minimum of 5,000 shares after five years of continuous service on our Board.

The LTIP provides that non-employee directors receive an automatic annual grant of equity compensation following each Annual Meeting of Shareholders. During 2011, Dr. Rodriguez and Messrs. Clark, Gaut, Haddock, Kelly, Rattie and Rowsey will each be granted restricted stock equivalent to an aggregate value of $230,000 based on the closing price of the Company’s shares on the date of grant. Such annual equity awards will be effective immediately following the Meeting on 24 May 2011, and the shares will be issued on 1 June 2011. As respects Messrs. Clark and Rattie, such restricted share grants are subject to their re-election at the Meeting. If the contemplated merger transaction with Pride International, Inc. is consummated prior to the Meeting, the two newly appointed ex-Pride directors will be entitled to receive such annual equity awards.

Under the Non-Employee Director Deferred Compensation Plan and the 2005 Non-Employee Director Deferred Compensation Plan, our non-employee directors could elect to defer their cash compensation (annual retainer, meeting fees and committee chairmanship fees) up to a percentage specified annually in advance by our Committee and ratified by our Board. Following the redomestication, the 2005 Non-Employee Director Deferred Compensation Plan was frozen to new contributions. Non-employee directors who continue to have deferred compensation under either plan continue to direct the investment of the amounts deferred and retained by us. The deferred compensation may be invested in authorized funds which are similar to the investment options available under the Ensco Savings Plan. Investments also may be made in funds or publicly-traded securities on a self-directed basis.

Non-employee directors are also eligible to participate in our U.S. group health and welfare insurance plans on the same basis and cost as our full-time U.S. employees. A non-employee director’s contribution to group health and welfare insurance premium costs is paid in cash or withheld from the quarterly payments of the director’s annual retainer.

Directors who are also our employees do not receive any additional compensation for their services as directors. The compensation paid to our non-employee directors for 2010 is reported in the Director Compensation Table as follows:

Director Compensation Table

For the Year Ended 31 December 2010

Name	Fees Earned or Paid in Cash ($)	Dividends on Non-Vested Restricted Stock Awards ($)(1)	Tax Payments ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
Gerald W. Haddock	$127,250	$14,763	$10,465	$229,954	$—	$382,432
Thomas L. Kelly II	$116,750	$14,763	$10,465	$229,954	$—	$371,932
Paul E. Rowsey, III	$98,250	$14,763	$10,465	$229,954	$—	$353,432
C. Christopher Gaut	$96,000	$15,077	$10,465	$229,954	$—	$351,496
Keith O. Rattie	$96,000	$15,077	$10,465	$229,954	$—	$351,496
J. Roderick Clark	$94,000	$15,077	$10,465	$229,954	$—	$349,496
Rita M. Rodriguez	$94,000	$14,763	$10,465	$229,954	$—	$349,182
David M. Carmichael(5)	$45,121	$241	$—	$—	$—	$45,362

(1)	The amounts disclosed in this column represent the dividends earned and paid on the Directors’ unvested shares of restricted stock during 2010.
(2)	The amounts disclosed in this column represent payments made by the Company on the behalf of the Directors during 2010 for certain U.K. taxes incurred in respect of their restricted stock award grants.
(3)	The amounts disclosed in this column represent the aggregate grant-date fair value of restricted stock granted during 2010. Grant-date fair value for restricted stock is measured using the market value of our shares on the date of grant as described in Note 9 to our 31 December 2010 audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on 24 February 2011. As of 31 December 2010, the total number of unvested shares of restricted stock held by each non-employee director was as follows:

Gerald W. Haddock	13,831
Thomas L. Kelly II	13,831
Paul E. Rowsey, III	13,831
C. Christopher Gaut	14,131
Keith O. Rattie	14,131
J. Roderick Clark	14,131
Rita M. Rodriguez	13,831

(4)	No stock options were granted to our directors during 2010. As of 31 December 2010, the total number of stock options held by each non-employee director was as follows:

Gerald W. Haddock	9,000
Thomas L. Kelly II	9,000
Paul E. Rowsey, III	12,000
Rita M. Rodriguez	12,000

(5)	On 25 May 2010, effective immediately before the General Meeting of Shareholders of the Company was called to order, David M. Carmichael retired as a Class II Director.

Following the annual review conducted during the May 2010 Board meeting, it was determined that no changes to non-employee director compensation would be implemented in 2010. Effective upon the March 2011 appointment of a Lead Director, on recommendation of the Committee the Board approved a supplemental pro-rata annual retainer of $20,000 for the Lead Director.

PROPOSALS 7, 8 AND 9

7.	A SPECIAL RESOLUTION REGARDING THE PAYMENT OF HISTORIC DIVIDENDS TO SHAREHOLDERS TO RATIFY AND CONFIRM THE ENTRY IN THE U.K. STATUTORY ACCOUNTS OF ENSCO PLC FOR THE YEAR ENDED 31 DECEMBER 2010 WHEREBY THE DISTRIBUTABLE PROFITS OF ENSCO PLC HAVE BEEN APPROPRIATED TO THE PAYMENT OF THE HISTORIC DIVIDENDS.

8.	A SPECIAL RESOLUTION REGARDING THE PAYMENT OF HISTORIC DIVIDENDS TO SHAREHOLDERS TO RELEASE, WITH EFFECT FROM THE DATES OF PAYMENT OF THE RESPECTIVE HISTORIC DIVIDENDS, ANY AND ALL CLAIMS THAT ENSCO PLC MAY HAVE WITH RESPECT TO THE PAYMENT OF THE HISTORIC DIVIDENDS AGAINST ALL SHAREHOLDERS OF RECORD (OR THE HOLDERS OF AMERICAN DEPOSITARY SHARES REPRESENTING CLASS A ORDINARY SHARES HELD BY SUCH SHAREHOLDERS) ON THE RELEVANT RECORD DATES FOR THE HISTORIC DIVIDENDS, TO AUTHORIZE ENSCO PLC, ITS DIRECTORS AND OFFICERS TO PREPARE AND CAUSE ENSCO PLC TO ENTER INTO A DEED OF RELEASE WITH RESPECT TO SUCH CLAIMS IN THE FORM OF THE DEED PRODUCED TO THE MEETING AND SIGNED BY THE CHAIRMAN FOR THE PURPOSES OF IDENTIFICATION, AND TO APPROVE ANY DISTRIBUTION INVOLVED IN GIVING SUCH RELEASE TO BE MADE OUT OF THE DISTRIBUTABLE PROFITS APPROPRIATED TO THE HISTORIC DIVIDENDS BY REFERENCE TO A RECORD DATE IDENTICAL TO THE RESPECTIVE RECORD DATES FOR THE HISTORIC DIVIDENDS.

9.	A SPECIAL RESOLUTION REGARDING THE PAYMENT OF HISTORIC DIVIDENDS TO SHAREHOLDERS TO RELEASE ANY AND ALL CLAIMS THAT ENSCO PLC MAY HAVE WITH RESPECT TO THE PAYMENT OF THE HISTORIC DIVIDENDS AGAINST ALL DIRECTORS OF ENSCO PLC (BOTH PAST AND PRESENT) AND TO AUTHORIZE ENSCO PLC, ITS DIRECTORS AND OFFICERS TO PREPARE AND CAUSE ENSCO PLC TO ENTER INTO A DEED OF RELEASE WITH RESPECT TO SUCH CLAIMS IN THE FORM OF THE DEED PRODUCED TO THE MEETING AND SIGNED BY THE CHAIRMAN FOR THE PURPOSES OF IDENTIFICATION.

On 21 April 2010, the Board of Directors decided to increase the rate of dividends from $0.025 per Class A ordinary share to $0.35 per Class A ordinary share. Dividends were paid at this rate on 18 June 2010, 17 September 2010 and 17 December 2010 to shareholders of record on 7 June 2010, 6 September 2010 and 6 December 2010, respectively, and are referred to as the “Historic Dividends.” While Ensco had sufficient distributable profits to pay the Historic Dividends at the higher rate at all relevant times, the U.K. Companies Act 2006 requires interim accounts to be prepared and filed with the U.K. Registrar of Companies prior to payment of the dividend if the previous statutory accounts on file do not show sufficient distributable profits at such time. As a result of the inadvertent failure to prepare and file such interim accounts, under the U.K. Companies Act 2006, Ensco may have claims against past and present shareholders (and holders of Ensco ADSs representing such shares) who were recipients of the Historic Dividends to recover the amounts paid in technical breach of the U.K. Companies Act 2006 and may also have claims against those directors who participated in the meetings of the Board of Directors at which such Historic Dividends were approved.

Ensco has no intention to pursue any such claims because the amount of distributable profits was more than sufficient to pay such dividends at all times. Such claims may be released by the shareholders upon approval of the special resolutions being put to a vote in Proposals 7, 8 and 9, which are intended to put each of the affected parties into the position they were always intended to be. If all proposals are approved, Ensco would prepare and enter into deeds of release substantially in the form of Annex A in favor of all shareholders of record on the relevant record dates for the Historic Dividends and the holders of Ensco ADSs representing such Class A ordinary shares on such record dates and also prepare and enter into deeds of release substantially in the form of Annex B in favor of all directors present at one or more of the Board meetings at which it was resolved to declare and pay the Historic Dividends to waive and absolutely release any and all claims, actions, rights, demands or causes of action, and any other actual or potential liability and obligation, whether under the U.K. Companies Act 2006 or otherwise, whether or not presently known to Ensco or to the law, whether in England or any other jurisdiction, and whether in law or in equity, arising out of or in any way in connection with the declaration and/or payment by Ensco of the Historic Dividends. In view of their interest in its subject matter, the directors who are also shareholders or ADS holders will not vote on these proposals.

We believe that the U.S. federal income tax position of U.S. citizen or resident shareholders or holders of Ensco ADSs in respect of the Historic Dividends should not be affected by the matters described above nor by the approval by shareholders of Proposals 7, 8 and 9. H.M. Revenue and Customs (“HMRC”) has provided written confirmation to Ensco that the Historic Dividends will continue to be treated as “distributions” for U.K. tax purposes, made at the time at which the Historic Dividends were paid, and that the proposed Deeds of Release will have no U.K. tax implications for shareholders who received the Historic Dividends. HMRC will treat U.K. tax resident shareholders as being unaffected by the irregularity described above and their U.K. tax position will be as if the Historic Dividends had been lawfully paid as intended on 18 June 2010, 17 September 2010 and 17 December 2010 respectively. HMRC has confirmed that it will accept the dividend and tax credit vouchers already issued. Therefore, U.K. resident shareholders need take no further action in respect of the above in connection with their U.K. tax affairs. However, each shareholder should consult his or her own professional adviser to advise as to his or her specific tax situation.

Proposals 7 through 9 will be proposed as special resolutions, which means that, assuming a quorum is present, each resolution considered in Proposals 7 through 9 will be approved if 75% or more of the votes cast for or against the resolution are cast in favor of the resolution.

The Board of Directors makes no recommendations to shareholders with respect to Proposals 7, 8 or 9, other than to cast a vote on such proposals, because of the directors’ respective interests in the subject matter of each of the proposals.

Unless otherwise instructed, the persons designated as proxies will vote all proxies received FOR the resolutions in proposals 7, 8, and 9.

PROPOSAL 10

A NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our shareholders the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, which is described in the section titled “Compensation Discussion and Analysis” in this Proxy Statement.

Our executive compensation program is designed to provide a competitive level of compensation necessary to attract, employ, retain and reward individuals and to motivate them to lead us to achieve short-term and long-term business objectives that enhance shareholder value.

Overall operational efficiency and safety performance are among our core values and key business objectives. Achievement of these objectives is measured against specific annual goals and published industry safety standards and serves as a means of determining performance-based compensation. Our executive bonus and long-term incentive compensation philosophy includes the concept that such compensation should increase when we have strong financial performance and should decline when we have weak financial performance. Our philosophy is also grounded in the principle that the creation of shareholder value is a paramount measure of executive officer performance and overall compensation.

Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy. We believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

Because this vote is advisory it will not be binding upon our Board of Directors. However, we value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourage all shareholders to vote their shares on this matter. We will take into account the outcome of this vote when considering future executive compensation arrangements.

The Board of Directors recommends that shareholders vote “FOR” to approve the overall compensation of our named executive officers, as described in the Compensation Discussion and Analysis section set forth in this Proxy Statement.

Unless otherwise instructed, the persons designated as proxies will vote all proxies received FOR the resolutions in proposal 10.

PROPOSAL 11

A NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE NON-BINDING ADVISORY SHAREHOLDER VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As described in proposal 10 above, we are providing our shareholders the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers. In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, this proposal 11 affords our shareholders the opportunity to cast a non-binding advisory vote on whether the non-binding advisory vote regarding the compensation of our named executive officers should be conducted every year, every two years or every three years.

We believe that advisory votes regarding the compensation of our named executive officers should be conducted every year so that shareholders may annually express their views on our executive compensation program. Our Compensation Committee, which administers our executive compensation program, values the opinions expressed by shareholders and will consider the outcome of these votes in making its decisions on executive compensation.

With respect to the non-binding advisory votes in proposals 10 and 11 regarding the compensation of our named executive officers and the frequency of such non-binding advisory votes (every year, every two years or every three years), the results of the votes will not require the Board of Directors or any committee thereof to take any action. Our Board of Directors and Compensation Committee value the opinions of our shareholders as expressed through their advisory votes and other communications and will carefully consider the outcome of the advisory votes.

The Board of Directors recommends that shareholders vote, on a non-binding advisory basis, to conduct the non-binding advisory shareholder vote on the compensation of our named executive officers every year.

Unless otherwise instructed, the persons designated as proxies will vote to conduct the non-binding advisory shareholder vote on the compensation of our named executive officers every year in proposal 11.

U.K. STATUTORY ACCOUNTS AND REPORTS OF THE DIRECTORS AND AUDITORS OF ENSCO PLC FOR THE YEAR ENDED 31 DECEMBER 2010

Our directors are required by the U.K. Companies Act 2006 to lay before the Company our U.K. statutory accounts, the U.K. statutory directors’ report and the auditors’ report relating to those accounts at each annual general meeting. Accordingly, our Board of Directors lays before the Meeting the Ensco plc U.K. statutory accounts, the U.K. statutory directors’ report, and the auditors’ report for the financial year ended 31 December 2010, which have been approved by and signed on behalf of our Board of Directors and which will be delivered to the Registrar of Companies in the U.K. following the Meeting. Copies of our U.K. statutory accounts, the U.K. statutory directors’ report, and the auditors’ report for the financial year ended 31 December 2010 have been included in our annual report to shareholders accompanying this Proxy Statement. The shareholders will be provided an opportunity raise questions in relation to the accounts and reports at the Meeting. The full accounts and reports of Ensco plc will be available for inspection prior to and during the Meeting.

GENERAL AND OTHER MATTERS

Proposals 1 through 11 are the only matters that will be brought before the Meeting. As noted above, during the Meeting our Board of Directors will lay before the Company our U.K. statutory accounts, the U.K. statutory directors’ report, and the auditors’ report for the financial year ended 31 December 2010, and provide an opportunity for shareholders to raise questions in relation to the accounts and reports.

Article 45.2 of our Articles of Association limits the business transacted at the Meeting to the purposes stated in the Notice.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A ordinary shares. Executive officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports furnished to us during the year ended December 31, 2010 and on written representations from our executive officers and Directors, no executive officer, Director or beneficial holder of more than 10% of any class of our equity securities failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

HOUSEHOLDING OF SHAREHOLDER MATERIALS

We participate, and some brokers, banks, trusts and other nominee record holders may be participating, in the practice of “householding” proxy materials. This procedure allows multiple shareholders residing at the same address the convenience of receiving a single Notice of Internet Availability of Proxy Materials, Proxy Statement and Annual Report, as applicable. You may request a separate copy of the Proxy Statement and the 2010 Annual Report by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted after you vote at www.proxyvote.com.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON 24 MAY 2011

We provide shareholders access to the proxy materials for the Meeting over the Internet as permitted under applicable rules. We believe the rules enable us to provide shareholders the information they need in a more timely manner, while lowering the costs of printing and delivering the proxy materials.

To access and review the proxy materials for the 2011 Meeting, go to www.proxyvote.com and follow the instructions on the website.

We encourage you to access and review all information contained in the proxy materials before voting. If you would like to attend the Meeting in person, please refer to the beginning of this Proxy Statement for the time, date, location and address.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL GENERAL MEETING

Any of our shareholders intending to present a proposal at the 2012 Annual General Meeting must deliver such proposal to our principal executive offices, in writing and in accordance with SEC Rule 14a-8, no later than 13 December 2011, for inclusion in the Proxy Statement related to that meeting. The proposal should be delivered to our Secretary by certified mail, return receipt requested.

In addition, apart from the SEC Rule 14a-8 process described above, a shareholder whose proposal is not included in the Proxy Statement related to the 2012 Annual General Meeting, but who still intends to submit a proposal at that meeting, is required by our Articles of Association to deliver such proposal, in writing, to our Secretary at our principal executive offices and to provide certain other information, not earlier than the close of business on the 75th day and not later than the close of business on the 50th day prior to the first anniversary of the preceding year’s annual general meeting, subject to any other requirements of law; provided, however, that (i) in the event that the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 75th day prior to the date of such annual general meeting and not later than the close of business on the later of the 50th day prior to the date of such annual general meeting or, (ii) if the first public announcement of the date of such annual general meeting is less than 65 days prior to the date of such annual general meeting, the 15th day following the day on which public announcement of the date of such meeting is first made.

Any such proposal must also comply with the other provisions contained in our Articles of Association relating to shareholder proposals, including provision of the information specified in our Articles of Association, such as information concerning the nominee of the proposal, and the shareholder and the beneficial owner, as the case may be. Any proposals that do not meet the requirements set forth in our Articles of Association, other than proposals submitted in compliance with the SEC Rule 14a-8 under the Exchange Act, will be declared out of order and will not be considered at the 2012 Annual General Meeting.

OTHER MATTERS

The Company has not been notified of, and our Board of Directors is not aware of, any other matters to be presented for action at the 2011 Annual General Meeting of Shareholders.

The letter to shareholders from our Chairman, President and Chief Executive Officer and our 2010 Annual Report to Shareholders, which includes our consolidated financial statements for the year ended 31 December 2010 filed on Form 10-K with the SEC and also includes our U.K. statutory accounts and reports of the directors and auditors of Ensco plc, are being distributed to shareholders with this Proxy Statement. None of these materials constitute a part of the proxy soliciting material.

Upon request in writing, we will provide each person solicited by this Proxy Statement, without charge except for exhibits, a copy of our Annual Report on Form 10-K for the year ended 31 December 2010 as filed with the SEC, including the financial statements and financial statement schedules. Please direct your request to the Investor Relations Department, Ensco plc, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331.

Whether or not you intend to be present at the Meeting, you are urged to vote your shares.

By Order of the Board of Directors,

Cary A. Moomjian, Jr.

Vice President, General Counsel and Secretary

4 April 2011

Annex A

Form of Deed of Release of Shareholders

THIS DEED OF RELEASE is made by way of deed poll executed on      May 2011 by Ensco plc (registered in England under company number 07023598), whose registered office is at 6 Chesterfield Gardens, London, W1J 5BQ (the “Company”).

WHEREAS

(A)	The Company has become aware of technical breaches of the Companies Act 2006 (the “Act”) with respect to the payment of the Historic Dividends.

(B)	When the Company paid the Historic Dividends, although the Company had sufficient profits available for distribution at the relevant times, interim accounts showing the requisite level of distributable profits had inadvertently not been prepared and filed with the UK Registrar of Companies as required by the Act.

(C)	The Company has subsequently been advised that it may have, inter alia, claims against Affected Shareholders to recover the amounts paid in technical infringement of the Act.

(D)	As it was not the intention of the Company that any claims should be made by the Company against Affected Shareholders in respect of these technical breaches of the Act, the Company proposed that this matter be remedied by the shareholders of the Company passing the Ratification Resolution which puts the Affected Shareholders into the position in which they were always intended to be.

(E)	The Company has the necessary authority to enter into this Deed of Release in favour of the Affected Shareholders by virtue of the passing of the Ratification Resolution.

THIS DEED OF RELEASE WITNESSES as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed of Release:

“Affected Shareholders” means (i) the shareholders of record of the Company on the relevant record dates for the Historic Dividends and (ii) the holders of American depositary shares of the Company representing Class A ordinary shares held by the shareholders referred to in (i);

“Claims” means any and all actions, claims, rights, demands or causes of action, and any other actual or potential liability and obligation, whether under the Act or otherwise, whether or not presently known to the Company or to the law, whether in this jurisdiction or any other, and whether in law or in equity, arising out of or in any way connected with the declaration and/or payment by the Company of the Historic Dividends;

“Historic Dividends” means the dividends of $0.35 per outstanding Class A ordinary share paid on each of 18 June 2010, 17 September 2010 and 17 December 2010 to shareholders of record on 7 June 2010, 6 September 2010 and 6 December 2010 respectively; and

“Ratification Resolution” means the special resolution numbered proposal 8 passed by the shareholders of the Company at the Annual General Meeting of the Company held on 24 May 2011 to, inter alia, (i) release any and all claims which the Company might have against the Affected Shareholders with respect to the payment of the Historic Dividends and (ii) approve the Company entering into this Deed of Release.

A-1

2.	RELEASE

The Company, as directed and authorised by the shareholders of the Company by virtue of the passing of the Ratification Resolution, hereby irrevocably and unconditionally:

(a)	waives and absolutely releases any and all Claims which the Company may have against the Affected Shareholders; and

(b)	agrees immediately following the execution of this Deed of Release, in order to give effect to the provisions of this clause 2, to deliver this Deed of Release to the Secretary of the Company for retention by him on behalf of the Affected Shareholders.

3.	NO CLAIMS

The Company confirms that after the date of this Deed of Release it will not exercise any rights or claims against the Affected Shareholders in respect of the payment of the Historic Dividends to the extent that such right or claim survives the date of this Deed of Release for any reason.

4.	FURTHER ASSURANCE

The Company undertakes at its own cost to do and execute or procure to be done and executed all necessary acts, deeds, documents and things reasonably within its power and control to give effect to this Deed of Release.

5.	INVALIDITY

If any provision or any part of any provision of this Deed of Release shall be or become illegal, invalid or unenforceable in any respect then the remainder of that provision and/or all other provisions of this Deed of Release shall remain valid and enforceable.

6.	VARIATIONS

No variations of this Deed of Release shall be effective unless made in writing and signed by a duly authorised representative of the Company.

7.	GOVERNING LAW

This Deed of Release shall be governed by and construed in accordance with the laws of England.

THIS DEED OF RELEASE has been executed by way of deed poll by the Company and is intended to be and is hereby delivered on the date stated at the beginning of this Deed of Release.

A-2

Annex B

Form of Deed of Release of Directors

THIS DEED OF RELEASE is made by way of deed poll executed on      May 2011 by Ensco plc (registered in England under company number 07023598), whose registered office is at 6 Chesterfield Gardens, London, W1J 5BQ (the “Company”).

WHEREAS

(A)	The Company has become aware of technical breaches of the Companies Act 2006 (the “Act”) with respect to the payment of the Historic Dividends.

(B)	When the Company paid the Historic Dividends, although the Company had sufficient profits available for distribution at the relevant times, interim accounts showing the requisite level of distributable profits had inadvertently not been prepared and filed with the UK Registrar of Companies as required by the Act.

(C)	The Company has subsequently been advised that it may have, inter alia, claims against the Affected Directors to recover the amounts paid in technical infringement of the Act.

(D)	As it was not the intention of the Company that any claims should be made by the Company against the Affected Directors in respect of these technical breaches of the Act, the Company proposed that this matter be remedied by the shareholders of the Company passing the Ratification Resolution which puts the Affected Directors into the position in which they were always intended to be.

(E)	The Company has the necessary authority to enter into this Deed of Release in favour of the Affected Directors by virtue of the passing of the Ratification Resolution.

THIS DEED OF RELEASE WITNESSES as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed of Release:

“Affected Directors” means David M. Carmichael, J. Roderick Clark, C. Christopher Gaut, Gerald W. Haddock, Thomas L. Kelly II, Daniel W. Rabun, Keith O. Rattie, Rita M. Rodriguez and Paul E. Rowsey III (being the directors of the Company present at one or more of the board meetings of the Company at which it was resolved to declare and pay the Historic Dividends);

“Claims” means any and all actions, claims, rights, demands or causes of action, and any other actual or potential liability and obligation, whether under the Act or otherwise, whether or not presently known to the Company or to the law, whether in this jurisdiction or any other, and whether in law or in equity, arising out of or in any way connected with the declaration and/or payment by the Company of the Historic Dividends;

“Historic Dividends” means the dividends of $0.35 per outstanding Class A ordinary share paid on each of 18 June 2010, 17 September 2010 and 17 December 2010 to shareholders of record on 7 June 2010, 6 September 2010 and 6 December 2010 respectively; and

“Ratification Resolution” means the special resolution numbered proposal 9 passed by the shareholders of the Company at the Annual General Meeting of the Company held on 24 May 2011 to, inter alia, (i) release any and all claims which the Company might have against the Affected Directors with respect to the payment of the Historic Dividends and (ii) approve the Company entering into this Deed of Release.

B-1

2.	RELEASE

The Company, as directed and authorised by the shareholders of the Company by virtue of the passing of the Ratification Resolution, hereby irrevocably and unconditionally:

(a)	waives and absolutely releases any and all Claims which the Company may have against the Affected Directors; and

(b)	agrees immediately following the execution of this Deed of Release, in order to give effect to the provisions of this clause 2, to deliver this Deed of Release to the Secretary of the Company for retention by him on behalf of the Affected Directors.

3.	NO CLAIMS

The Company confirms that after the date of this Deed of Release it will not exercise any rights or claims against the Affected Directors in respect of the payment of the Historic Dividends to the extent that such right or claim survives the date of this Deed of Release for any reason.

4.	FURTHER ASSURANCE

The Company undertakes at its own cost to do and execute or procure to be done and executed all necessary acts, deeds, documents and things reasonably within its power and control to give effect to this Deed of Release.

5.	INVALIDITY

If any provision or any part of any provision of this Deed of Release shall be or become illegal, invalid or unenforceable in any respect then the remainder of that provision and/or all other provisions of this Deed of Release shall remain valid and enforceable.

6.	VARIATIONS

No variations of this Deed of Release shall be effective unless made in writing and signed by a duly authorised representative of the Company.

7.	GOVERNING LAW

This Deed of Release shall be governed by and construed in accordance with the laws of England.

THIS DEED OF RELEASE has been executed by way of deed poll by the Company and is intended to be and is hereby delivered on the date stated at the beginning of this Deed of Release.

B-2

ATTN: INVESTOR RELATIONS

500 NORTH AKARD STREET

SUITE 4300

DALLAS, TX 75201

VOTE DEADLINE – 23:59 New York City Time on 18 May 2011

To ensure your vote is counted, please be sure your vote is received no later than 23:59 New York City Time on 18 May 2011.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 23:59 New York City Time on 18 May 2011. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 23:59 New York City Time on 18 May 2011. Have your voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Voting instruction cards must be received by 23:59 New York City Time on 18 May 2011.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒ ENSCO1	KEEP THIS PORTION FOR YOUR RECORDS

THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	ENSCO PLC

The Board of Directors recommends you vote FOR the
resolutions in proposals 1 through 6 and 10 and for one year on proposal 11. The Board makes no recommendations with respect to proposals 7 through 9, other than to cast a vote on such
proposals because it is precluded from making recommendations due to the directors’ respective interests in the subject matter of each of the proposals:

To Vote FOR All Proposals

Choose this option if you would like to vote FOR all proposals, including one-year
“say on pay” frequency. See below or refer to the proxy statement for details.

Unmarked voting instruction cards will be voted FOR all proposals, including one-year “say on pay” frequency.

									☐

		For	Against	Abstain			For	Against	Abstain

1.	An ordinary resolution to re-elect J. Roderick Clark as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.	☐	☐	☐	2.	An ordinary resolution to re-elect Daniel W. Rabun as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.	☐	☐	☐

3.	An ordinary resolution to re-elect Keith O. Rattie as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.	☐	☐	☐	4.	An ordinary resolution to ratify the Audit Committee’s appointment of KPMG LLP as our U.S. independent registered public accounting firm for 2011.	☐	☐	☐

5.	An ordinary resolution to re-appoint KPMG Audit Plc as our U.K. statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company).	☐	☐	☐	6.	An ordinary resolution to authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration.	☐	☐	☐

7.	A special resolution regarding the payment of Historic Dividends to shareholders to ratify and confirm the entry in the U.K. statutory accounts of Ensco plc for the year ended 31 December 2010 whereby distributable profits have been appropriated to the payment of Historic Dividends on 18 June 2010, 17 September 2010 and 17 December 2010.	☐	☐	☐	8.	A special resolution regarding the payment of Historic Dividends to shareholders to release any and all claims that Ensco plc may have against shareholders of record or ADS holders in respect of the Historic Dividends and to authorize an associated deed of release.	☐	☐	☐

9.	A special resolution regarding the payment of Historic Dividends to shareholders to release any and all claims that Ensco plc may have against its directors with respect to the payment of the Historic Dividends and to enter into an associated deed of release.	☐	☐	☐	10.	A non-binding advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

11.	A non-binding advisory vote to conduct the non-binding advisory shareholder votes on compensation of our named executive officers every year, two years or three years.	1 year ☐	2 years ☐	3 years ☐	Abstain ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ENSCO PLC

24 May 2011

Please date, sign and mail

the voting instruction card in the

envelope provided as soon

as possible

and NO LATER THAN 23:59 NEW YORK CITY TIME

18 May 2011 to ensure that your vote is counted.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

If voting by mail, please detach along perforated line and mail in the envelope provided

VOTING INSTRUCTION CARD

ENSCO PLC

for the Annual General Meeting of Shareholders

at 08:00 London time (03:00 New York City time), Tuesday, 24 May 2011

Ensco plc

6 Chesterfield Gardens, 3rd Floor

London, W1J 5BQ, UNITED KINGDOM

The undersigned holder of American depositary shares (“ADSs”) representing Class A ordinary shares (“Shares”) of Ensco plc (the “Company”) hereby revokes all previous voting instructions and instructs Citibank, N.A. (London Branch), the depositary for the ADSs (the “Depositary”), to vote or cause to be voted the Shares represented by the ADSs of the undersigned at the above-stated Meeting and any adjournment(s) thereof.

THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE DEPOSITARY ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE DEPOSITARY WILL VOTE THE APPLICABLE SHARES (OR CAUSE THE APPLICABLE SHARES TO BE VOTED) IN ACCORDANCE WITH THE VOTING INSTRUCTIONS HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO PROPOSALS 1 THROUGH 10, THE SHARES WILL BE VOTED “FOR” EACH ITEM AND, AS RESPECTS PROPOSAL 11, FOR ONE YEAR FREQUENCY ON NON-BINDING ADVISORY VOTES ON EXECUTIVE COMPENSATION. THESE VOTING INSTRUCTIONS ARE REVOCABLE AT ANY TIME BEFORE 19 MAY 2011.

The Company’s Board of Directors recommends a vote “FOR” the resolutions in proposals 1 through 6, “FOR” the non-binding advisory vote in proposal 10 and for one year in proposal 11. The Company’s Board of Directors is precluded from making recommendations with respect to proposals 7 through 9, other than to cast a vote on such proposals, because of the directors’ respective interests in the subject matter of each of the proposals.

ATTN: INVESTOR RELATIONS

500 NORTH AKARD STREET

SUITE 4300

DALLAS, TX 75201

VOTE BY MAIL

Mark, sign and date the proxy card and return it before the time for holding the Meeting to the Secretary in the postage-paid envelope provided or return it to Ensco plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

Review the proxy materials for special requirements for voting at the Meeting. You will need to request a poll to vote at the Meeting. In accordance with provisions in the Companies Act 2006 and in accordance with our Articles of Association, a shareholder is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend and to speak and vote at the Meeting and to appoint more than one proxy in relation to the Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or her) and that proxy need not be a shareholder. Delivery or receipt of an appointment of proxy does not prevent a shareholder of record from attending and voting at the Meeting or any adjournment thereof.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒ ENSCO1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	ENSCO PLC

To Vote FOR All Proposals

Choose this option if you would like to vote FOR all proposals, including one-year “say on pay” frequency. See below or refer to the proxy statement for details.

Unmarked proxy cards will be voted FOR all proposals, including one-year “say on pay” frequency.

									☐

PROPOSALS:
		For	Against	Abstain			For	Against	Abstain

1.	An ordinary resolution to re-elect J. Roderick Clark as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.	☐	☐	☐	2.	An ordinary resolution to re-elect Daniel W. Rabun as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.	☐	☐	☐

3.	An ordinary resolution to re-elect Keith O. Rattie as a Class III Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.	☐	☐	☐	4.	An ordinary resolution to ratify the Audit Committee’s appointment of KPMG LLP as our U.S. independent registered public accounting firm for 2011.	☐	☐	☐

5.	An ordinary resolution to re-appoint KPMG Audit Plc as our U.K. statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company).	☐	☐	☐	6.	An ordinary resolution to authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration.	☐	☐	☐

7.	A special resolution regarding the payment of Historic Dividends to shareholders to ratify and confirm the entry in the U.K. statutory accounts of Ensco plc for the year ended 31 December 2010 whereby distributable profits have been appropriated to the payment of Historic Dividends on 18 June 2010, 17 September 2010 and 17 December 2010.	☐	☐	☐	8.	A special resolution regarding the payment of Historic Dividends to shareholders to release any and all claims that Ensco plc may have against shareholders of record or ADS holders in respect of the Historic Dividends and to authorize an associated deed of release.	☐	☐	☐

9.	A special resolution regarding the payment of Historic Dividends to shareholders to release any and all claims that Ensco plc may have against its directors with respect to the payment of the Historic Dividends and to enter into an associated deed of release.	☐	☐	☐	10.	A non-binding advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

11.	A non-binding advisory vote to conduct the non-binding advisory shareholder votes on compensation of our named executive officers every year, two years or three years.	1 year ☐	2 years ☐	3 years ☐	Abstain ☐

Note: Please sign exactly as the name or names appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the reverse side where indicated.				☐

Please indicate if you plan to attend this Meeting.		Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ENSCO PLC

24 May 2011

Please date, sign and mail

the Proxy Card in the

envelope provided as soon

as possible.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

If voting by mail, please detach along perforated line and mail in the envelope provided

PROXY

ENSCO PLC

Board of Directors Proxy for the Annual General Meeting

of Shareholders at 08:00 London time (03:00 New York City time), Tuesday, 24 May 2011

Ensco plc

6 Chesterfield Gardens, 3rd Floor

London, W1J 5BQ, UNITED KINGDOM

The undersigned shareholder of Ensco plc (the “Company”) hereby revokes all previous proxies and appoints Daniel W. Rabun or, in his absence, William S. Chadwick, Jr., each with full power of substitution, to vote the following number of shares of the undersigned at the above-stated General Meeting and any adjournment(s) thereof.

Number of Shares:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO PROPOSALS 1 THROUGH 10, THIS PROXY WILL BE VOTED “FOR” EACH ITEM AND, AS RESPECTS PROPOSAL 11, FOR ONE YEAR FREQUENCY ON THE NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Your Board of Directors recommends a vote “FOR” the resolutions in proposals 1 through 6, “FOR” the non-binding advisory vote in proposal 10 and for one year in proposal 11. The Board is precluded from recommendations with respect to proposals 7 through 9, other than to cast a vote on such proposals, because of the directors’ respective interests in the subject matter of each of the proposals.

Address Changes/Comments:

___________________________________________________________________________________________________

___________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)